UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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INTELIQUENT, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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550 West Adams Street, Suite 900

Chicago, Illinois 60661

April 8, 2016

To our Stockholders:

We are pleased to invite you to attend the annual meeting of stockholders of Inteliquent, Inc. (“Inteliquent” or the “Company”) to be held on May 19, 2016 at 8:00 a.m. central time in Room 305 at IIT Chicago-Kent College of Law, which is located at 565 West Adams Street, Chicago, Illinois 60661.

Details regarding admission to the meeting and the business to be conducted are more fully described in the accompanying notice of annual meeting of stockholders and proxy statement. Either (1) a notice of internet availability of proxy materials with instructions on how to access electronic copies of our annual meeting materials and vote or (2) the notice of annual meeting of stockholders, proxy statement and proxy card are being mailed to stockholders on or about April 8, 2016.

Your vote is important. Whether or not you plan to attend the annual meeting, we hope you will vote as soon as possible by following the instructions on the enclosed proxy card or voting instruction card. Voting by proxy will ensure your representation at the annual meeting regardless of whether you attend in person.

Thank you for your ongoing support of and continued interest in Inteliquent.

Sincerely,

Matthew Carter, Jr.

President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

The annual meeting of stockholders of Inteliquent, Inc. (“Inteliquent” or the “Company”) will be held on May 19, 2016 at 8:00 a.m. central time in Room 305 at IIT Chicago-Kent College of Law, which is located at 565 West Adams Street, Chicago, Illinois 60661:

1.	To elect eight directors to our Board of Directors;

2.	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2016;

3.

To consider an advisory and non-binding “say-on-pay” vote regarding executive compensation, as described in the Compensation Discussion and Analysis, executive compensation tables and accompanying narrative disclosure in this proxy statement;

4.	To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to implement a majority voting standard in uncontested elections of directors;

5.	To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to provide that the Company’s stockholders may remove any director from office with or without cause; and

6.	To transact any other business as may properly come before the meeting or any adjournment or postponement thereof.

Our Board of Directors recommends you vote “FOR” each of its nominees to the Board of Directors, “FOR” the ratification of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2016, “FOR” the approval, on an advisory basis, of the compensation of our named executive officers as described in the Compensation Discussion and Analysis, executive compensation tables and accompanying narrative disclosure in this proxy statement, “FOR” the amendment to the Company’s Amended and Restated Certificate of Incorporation to implement a majority voting standard in uncontested elections of directors and “FOR” the amendment to the Company’s Amended and Restated Certificate of Incorporation to provide that the Company’s stockholders may remove any director from office with or without cause.

Stockholders of record at the close of business on March 23, 2016 are entitled to notice of and to vote at the annual meeting and any adjournment or postponement thereof.

Whether or not you expect to be present at the meeting, please vote your shares by following the instructions on the notice of internet availability of proxy materials or, if you received a printed copy of the proxy materials, on the enclosed proxy card or voting instruction card.

IF YOU PLAN TO ATTEND:

Please note that space limitations make it necessary to limit attendance to stockholders. Registration will begin at 7:30 a.m. central time on May 19, 2016. You may be asked to present valid picture identification, such as a driver’s license or passport. Stockholders holding stock in brokerage accounts (“street name” holders) will need to bring a copy of the voting instruction card or a brokerage statement reflecting stock ownership as of the record date. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

This proxy statement and our related 2015 Annual Report on Form 10-K are available for viewing, printing and downloading at www.proxyvote.com.

By Order of the Board of Directors,

Richard L. Monto, General Counsel,

Senior Vice President and Corporate Secretary

Chicago, Illinois

April 8, 2016

2016 ANNUAL MEETING OF STOCKHOLDERS

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

QUESTIONS AND ANSWERS	1
Proxy Materials	1
Voting Information	1
Stock Ownership Information	5

PROPOSALS TO BE VOTED ON	7
Proposal No. 1: Election of Directors	7
Proposal No. 2: Ratification of Independent Registered Public Accounting Firm	12
Proposal No. 3: Advisory Vote to Approve Named Executive Officer Compensation	13
Proposal No. 4: Amendment to the Company’s Amended and Restated Certificate of Incorporation to Implement a Majority Voting Standard in Uncontested Elections of Directors	14
Proposal No. 5: Amendment to the Company’s Amended and Restated Certificate of Incorporation to Provide That the Company’s Stockholders May Remove Any Director From Office With or Without Cause	15

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE	16
Board Composition	16
Communication with the Board of Directors	17
Board Committees	17
Compensation Committee Interlocks and Insider Participation	19
Code of Ethics	19
The Board’s Role in Risk Oversight	19

EXECUTIVE OFFICERS	20

COMMON STOCK OWNERSHIP	22
Beneficial Ownership Table	22
Section 16(a) Beneficial Ownership Reporting Compliance	24

EXECUTIVE COMPENSATION	25
Compensation Discussion and Analysis	25
Compensation Committee Report	43
Summary Compensation Table	44
Grants of Plan-Based Awards	45
Outstanding Equity Awards at Year End	47
Option Exercises and Stock Vested	49
Potential Payments upon Termination or Change in Control	50
Pension Benefits	53
Non-Qualified Deferred Compensation	53
Non-Employee Director Compensation and Benefits	54

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	57

PRINCIPAL ACCOUNTANT FEES AND SERVICES	58

REPORT OF THE AUDIT COMMITTEE	59

OTHER MATTERS	60
Stockholder Proposals and Director Nominations	60
Cost of Solicitation	62

APPENDIX A	63

QUESTIONS AND ANSWERS

Proxy Materials

Why did I receive a notice of Internet availability of proxy materials in the mail instead of a printed set of proxy materials?

Pursuant to rules adopted by the SEC, we may provide you with proxy materials over the Internet rather than by mailing the materials to you. The notice of Internet availability contains instructions on how to access this proxy statement and our annual report and vote online. If you received a notice of Internet availability of proxy materials by mail, you will not receive a printed copy of the proxy materials in the mail. Instead, the notice instructs you on how to access and review all of the information contained in the proxy statement and annual report. The notice also instructs you on how you may submit your vote over the Internet or by telephone. If you received a notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials contained on the notice.

Why am I receiving this proxy statement?

The Board of Directors (the “Board” or the “Board of Directors”) of Inteliquent, Inc. (“Inteliquent” or the “Company”) has made this proxy statement available to you and is soliciting your proxy to vote in connection with our 2016 annual meeting of stockholders. You are receiving a proxy statement because you owned shares of our common stock on March 23, 2016, the record date, and that entitles you to vote at the meeting. By use of a proxy, you can vote whether or not you attend the meeting. This proxy statement describes the matters on which we would like you to vote and provides information on those matters so that you can make an informed decision.

What information is contained in this proxy statement?

The information in this proxy statement relates to the proposals to be voted on at the annual meeting, the voting process, our Board and Board committees, the compensation of directors and executive officers for 2016 and other required information.

Will I receive a copy of Inteliquent’s annual report?

A copy of our 2015 Annual Report on Form 10-K and a letter from Matthew Carter, Jr., our President and Chief Executive Officer, are available over the Internet or, if you received a printed copy of the proxy materials, are enclosed.

You may request another free copy of our Annual Report on Form 10-K for the year ended December 31, 2015 from:

Inteliquent, Inc.

Attn: Chief Financial Officer

550 West Adams Street, Suite 900

Chicago, Illinois 60661

(312) 384-8000

Alternatively, you can access our 2015 Annual Report on Form 10-K at www.proxyvote.com. We will also furnish any exhibit to the 2015 Annual Report on Form 10-K if specifically requested.

Voting Information

What will I be voting on?

•	Election of directors (see page 7).

•	Ratification of the independent registered public accounting firm (see page 12).

•	An advisory vote to approve named executive officer compensation (see page 13).

•	An amendment to the Company’s Amended and Restated Certificate of Incorporation to implement a majority voting standard in uncontested elections of directors (see page 14).

•	An amendment to the Company’s Amended and Restated Certificate of Incorporation to provide that the Company’s stockholders may remove any director from office with or without cause (see page 15).

Who is soliciting my vote?

Giving us your proxy means that you authorize the persons named as proxies on the proxy card—Matthew Carter, Jr. and Kurt J. Abkemeier— to vote your shares at the meeting in the manner you direct. You may vote for all, some, or none of our director nominees. You may also vote for or against the other proposals on the proxy card or abstain from voting. If you sign and return the enclosed proxy card but do not specify how your shares are to be voted, your shares will be voted in accordance with the recommendations of our Board. If any other matters are properly presented at the annual meeting for consideration, the persons named as proxies in the enclosed proxy card will vote as recommended by our Board or, if no recommendation is given, in their own discretion. Moreover, our Board reserves the right to adjourn or postpone the 2016 annual meeting for failure to obtain a quorum, for legitimate scheduling purposes or based on other circumstances that, in our Board’s belief, would cause such adjournments or postponements to be in the best interests of all of our stockholders.

How many directors can I vote for?

Our Board currently consists of eight directors. Stockholders can vote for up to eight nominees.

How does the Board recommend that I vote?

Our Board unanimously recommends you vote “FOR” each of the Board’s eight nominees to the Board, “FOR” the ratification of Deloitte & Touche LLP as our independent registered public accounting firm for the 2016 year, “FOR” the approval, on an advisory basis, of the compensation of our named executive officers as described in the Compensation Discussion and Analysis, executive compensation tables and accompanying narrative disclosure in this proxy statement, “FOR” the amendment to the Company’s Amended and Restated Certificate of Incorporation to implement a majority voting standard in uncontested elections of directors and “FOR” the amendment to the Company’s Amended and Restated Certificate of Incorporation to provide that the Company’s stockholders may remove any director from office with or without cause.

How do I vote?

If you received a notice of electronic availability of proxy materials, you cannot vote your shares by filling out and returning the notice. The notice, however, provides information on how to vote by Internet, by telephone or by requesting a paper proxy card or voting instruction card.

If you are a holder of record (that is, your shares are registered in your own name with our transfer agent), you can vote either in person at the annual meeting, by proxy without attending the annual meeting or by Internet, telephone or mail. We urge you to vote by proxy even if you plan to attend the annual meeting so that we will know as soon as possible that enough votes will be present for us to hold the meeting. If you attend the meeting in person, you may vote at the meeting and your proxy will not be counted.

If you hold your shares in “street name,” you must either direct the bank, broker or other record holder of your shares as to how to vote your shares, or obtain a proxy from the bank, broker or other record holder to vote at the meeting. Please refer to the voting instruction cards used by your bank, broker or other record holder for specific instructions on methods of voting, including by telephone or using the Internet if such services are offered by your bank, broker or other record holder.

Your shares will be voted as you indicate. If you return the proxy card but you do not indicate your voting preferences, then the individuals named on the proxy card will vote your shares “FOR” each of the eight directors nominated by the Board of Directors, “FOR” the ratification of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2016, “FOR” the approval, on an advisory basis, of the compensation of our named executive officers as described in the Compensation Discussion and Analysis, executive compensation tables and accompanying narrative disclosure in this proxy statement, “FOR” the amendment to the Company’s Amended and Restated Certificate of Incorporation to implement a majority voting standard in uncontested elections of directors and “FOR” the amendment to the Company’s Amended and Restated Certificate of Incorporation to provide that the Company’s stockholders may remove any director from office with or without cause. Our Board and management do not currently intend to present any matters at the annual meeting other than those outlined in the notice of the annual meeting. Should any other matter requiring a vote of stockholders arise, stockholders returning the proxy card confer upon the individuals named on the proxy card discretionary authority to vote the shares represented by such proxy on any such other matter in accordance with their best judgment.

Can I change my vote or revoke my proxy?

Yes. To change your vote or revoke your proxy, simply sign, date and return the enclosed proxy card, or vote by telephone or via the Internet in accordance with the instructions on the notice of internet availability of proxy materials or, if you received a printed copy of the proxy materials, the proxy card. Only your latest dated proxy will count at the annual meeting.

How many votes do I have?

You will have one vote for every share of our common stock that you owned on March 23, 2016.

How many shares are entitled to vote?

There were 34,066,258 shares of our common stock outstanding as of the record date and entitled to vote at the meeting. Each share is entitled to one vote.

How many shares must be present to hold the meeting?

Under our second amended and restated by-laws, holders of a majority of the outstanding shares of capital stock entitled to vote must be present, in person or by proxy, to hold the annual meeting.

How many votes are needed for the proposals to pass?

•

The eight nominees for director who receive the highest number of votes at the annual meeting in person or by proxy will be elected. If the shares you own are held in “street name” by a bank, broker or other record holder, your bank, broker or other record holder is required to vote your shares according to your instructions.

•	The affirmative vote of a majority of the shares present in person or by proxy must be cast in favor of the ratification of the appointment of the independent registered public accounting firm.

•

The affirmative vote of a majority of the shares present in person or by proxy is required for advisory approval of the Company’s executive compensation. The vote is advisory and non-binding in nature but our Compensation Committee will carefully consider the outcome of the vote when making future decisions regarding executive compensation arrangements.

•

The affirmative vote of 66-2/3% of the shares outstanding is required to approve the amendment to the Company’s Amended and Restated Certificate of Incorporation to implement a majority voting standard in uncontested elections of directors.

•

The affirmative vote of 66-2/3% of the shares outstanding is required to approve the amendment to the Company’s Amended and Restated Certificate of Incorporation to provide that the Company’s stockholders may remove any director from office with our without cause.

What if I vote “withhold” or “abstain”?

In the election of directors (proposal one), you may vote “FOR” all or some of the nominees or you may vote to “WITHHOLD” with respect to one or more of the nominees. A vote to “WITHHOLD” on the election of directors will not be considered to be a vote for or against a nominee and will have no effect on the outcome of the vote.

For the other items of business (proposals two, three, four and five), you may vote “FOR,” “AGAINST” or “ABSTAIN.” A vote to “ABSTAIN” on these other items of business will have the same effect of a vote “AGAINST.” If you vote “ABSTAIN,” your shares will be counted as present for purposes of determining whether enough votes are present to hold the annual meeting.

Is cumulative voting permitted for the election of directors?

No.

Are dissenters’ rights applicable to the matters being voted upon?

No.

What if I don’t return my proxy card and don’t attend the annual meeting?

If you are a holder of record and you don’t vote your shares, your shares will not be voted.

If you hold your shares in “street name,” and you don’t give specific voting instructions to your bank, broker or other record holder, it will still be able to vote your shares with respect to certain “discretionary” items, but will not be allowed to vote your shares with respect to certain “non-discretionary” items. The ratification of Deloitte & Touche LLP as our independent registered public accounting firm (proposal two) is considered to be a discretionary item under the applicable stock exchange rules and your bank, broker or other record holder will be able to vote on that item even if it does not receive instructions from you, so long as it holds your shares in its name. The election of directors (proposal one) and the advisory vote to approve named executive officer compensation (proposal three) are “non-discretionary” items. If you do not instruct your bank, broker or other record holder how to vote with respect to these items, your bank, broker or other record holder may not vote with respect to these proposals and those votes will be counted as “broker non-votes.” “Broker non-votes” are shares that are held in “street name” by a bank, broker or other record holder that indicates on its proxy that it does not have or did not exercise discretionary authority to vote on a particular matter. “Broker non-votes” will be included in determining the presence of a quorum at the annual meeting, but will not be counted for purposes of voting on “non-discretionary” items. “Broker non-votes” will be equivalent to a vote “AGAINST” the proposal to amend the Company’s Amended and Restated Certificate of Incorporation to implement a majority voting standard in uncontested elections of directors (proposal four) and the proposal to amend the Company’s Amended and Restated Certificate of Incorporation to provide that the Company’s stockholders may remove any director from office with or without cause (proposal five.)

What happens if a nominee for director declines or is unable to accept election?

If you vote by proxy, and if unforeseen circumstances make it necessary for our Board to substitute another person for a nominee, the individuals named on the proxy card will vote your shares for that other person.

May I vote confidentially?

Subject to the exceptions provided below, our policy is to treat all stockholder meeting proxies, ballots and voting tabulations of a stockholder confidentially, if the stockholder has requested confidentiality on the proxy or ballot.

If you so request, your proxy will not be available for examination and your vote will not be disclosed prior to the tabulation of the final vote at the annual meeting, except (i) to meet applicable legal requirements, (ii) to allow the independent election inspectors to count and certify the results of the vote or (iii) if there is a proxy solicitation in opposition to our Board, based upon an opposition proxy statement filed with the Securities and Exchange Commission (the “SEC”). The independent election inspectors may at any time inform us whether or not a stockholder has voted.

What should I do if I receive more than one set of voting materials?

You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one notice of Internet availability of proxy materials or, if you received a printed copy of the proxy materials, more than one proxy card. Please vote your shares applicable to each proxy card and voting instruction card that you receive.

Where can I find the voting results of the annual meeting?

We intend to announce the preliminary voting results at the annual meeting and publish the final results on a Form 8-K within four business days of the annual meeting.

How may I view a list of Inteliquent’s stockholders?

A list of stockholders entitled to attend and vote at the 2016 annual meeting will be available for viewing during normal business hours during the ten days preceding the date of the 2016 annual meeting at our offices located at:

550 West Adams Street, Suite 900

Chicago, Illinois 60661

The list will be available for viewing also at the 2016 annual meeting. You must be a stockholder of Inteliquent and present valid identification to view the list.

Stock Ownership Information

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Most Inteliquent stockholders hold their shares through a bank, broker or other record holder rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record

If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A. (“Computershare”), you are considered, with respect to those shares, the stockholder of record, and these proxy materials are being sent directly to you by us. As the stockholder of record, you have the right to grant your voting proxy directly to us or to a third party, to vote in person at the meeting, or to vote by Internet, telephone or mail. If you received a printed copy of the proxy materials, we have enclosed a proxy card for you to use.

Beneficial Owner

If your shares are held in a brokerage account or by another nominee, you are considered the beneficial owner of shares held in “street name,” and either a notice of Internet availability of proxy materials or these proxy materials, together with a voting instruction card on behalf of your bank, broker or other record holder, are being forwarded to you. As the beneficial owner, you have the right to direct your bank, broker or other record holder how to vote and you also are invited to attend the annual meeting. Your bank, broker or other record holder has enclosed or otherwise provided voting instructions for you to use in directing the bank, broker or other record holder how to vote your shares.

Since a beneficial owner is not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain a “legal proxy” from the bank, broker or other record holder that holds your shares, giving you the right to vote the shares at the meeting.

What if I have questions for Inteliquent’s transfer agent?

Please contact Computershare at (800) 962-4284 or address listed below, with questions concerning stock certificates, transfer of ownership or other matters pertaining to your stock account.

By Mail:

Computershare Investor Services

P.O. Box 43078

Providence, RI 02940-3078

By Overnight Delivery:

Computershare Investor Services

250 Royall Street

Canton, MA 02021

PROPOSALS TO BE VOTED ON

Proposal No. 1: Election of Directors

Our Board of Directors has nominated eight nominees for election to our Board of Directors this year. Mr. Hynes has served on our Board of Directors since our founding in 2001. Messrs. Ingeneri and Wren have served on our Board of Directors since 2006. Messrs. Greenberg and Samples have served on our Board of Directors since 2011. Mr. Beatty has served on our Board of Directors since 2013. Ms. Wright has served on our Board of Directors since 2014. Mr. Carter has served on our Board of Directors since June 2015. Information regarding the business experience of each nominee is provided below. Each director is elected annually to serve until the next annual meeting or until his successor is elected and qualified or until his earlier death, resignation or removal. There are no family relationships among our executive officers and directors.

If you sign your proxy card or voting instruction card but do not give instructions with respect to voting for directors, your shares will be voted for the eight persons recommended by the Board. If you wish to give specific instructions with respect to voting for directors, you may do so by indicating your instructions on your proxy card or voting instruction card.

The biographies of each of the nominees below contains information regarding the person’s service as a director, business experience, director positions held currently or at any time during the last five years, information regarding involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills that caused the Nominating and Corporate Governance Committee and the Board to determine that the person should serve as a director.

Each of the nominees has consented to being named as a nominee in this proxy statement and, if elected, to serve as a member of our Board. In the event that any nominee should become unavailable or a vacancy on the Board is otherwise created, however, the proxy holders, Matthew Carter, Jr. and Kurt J. Abkemeier, will vote for a nominee or nominees designated by the Board, unless the Board chooses to reduce the number of directors serving on the Board or leave the place vacant to be filed at a later time.

Our Nominating and Governance Committee is responsible for evaluating candidates for membership on our Board and recommending a proposed slate of nominees for consideration by the full Board. Our Board understands our business and has deep and broad expertise and experience in the realms that we believe are critical to our future success, including the telecommunications industry and high technology. Our Board has also added four new independent and qualified directors since 2011, a new Chief Financial Officer in January 2014, a new Chief Executive Officer in June 2015, and has conducted an extensive evaluation of our business. Our Board concluded that the nomination of the current directors whose terms expire at the annual meeting is in Inteliquent’s best interests and that the current directors will continue to fairly and objectively consider the interests of Inteliquent and all of our stockholders in determining our future direction.

Our Board recommends a vote “FOR” the election to the Board of Directors of each of the following eight nominees.

Vote Required

The eight persons receiving the highest number of “FOR” votes represented by shares of our common stock present in person or represented by proxy at the annual meeting will be elected.

Nominees for Election

James P. Hynes Director since 2001 Age 68

Mr. Hynes co-founded Inteliquent in 2001, and served as Chief Executive Officer until February 2006, after which he became Executive Chairman. In December 2006, Mr. Hynes stepped down as Executive Chairman and assumed the title of Chairman of the Board, a position he holds today. Active in the industry for over 30 years, Mr. Hynes personally directed the establishment of COLT Telecommunications in Europe as their first CEO in 1992. As Chairman of the Board, he led COLT’s initial public offering in 1996. Mr. Hynes founded MetroRED Telecom in South America and Mexico, as well as KVH Telecom in Tokyo. Concurrent with these operating roles, he was Group Managing Director at Fidelity Capital for ten years. His career has included senior positions with Chase Manhattan, Continental Corporation, Bache & Co. and New York Telephone. Mr. Hynes is Chairman of the Board of Trustees of Iona College. He is also a Trustee of Cardinal Hayes High School in the Bronx, New York. Mr. Hynes holds a B.A. from Iona College and an MBA from Adelphi University.

Mr. Hynes is our longest-serving director and was our first Chief Executive Officer. As one of our co-founders, Mr. Hynes is intimately familiar with our corporate culture and history. In addition, Mr. Hynes has 30-plus years of experience in the telecommunications industry and has served in leadership roles at a number of major telecommunications organizations. His experience is invaluable to our Board’s deliberations with respect to our strategic vision and the high technology aspects of our services. The Board is well served by Mr. Hynes’ strong skills in finance, management and strategic planning.

Matthew Carter, Jr. Director Since 2015 Age 55

Mr. Carter joined us in 2015 and serves as our President and Chief Executive Officer. Prior to joining Inteliquent, Mr. Carter served in various roles at Sprint. From 2010 until November 2014, Mr. Carter served as President of Sprint Corporation’s Enterprise, Emerging and Wholesale Solutions business unit, which provides platform solutions serving a broad range of industries and customers in over 165 countries. Prior to that, Mr. Carter served as President of Boost Mobile, part of Sprint’s prepaid group, from 2008 until 2010. Prior to that, Mr. Carter served as Senior Vice President of Base Management at Sprint from 2006 until 2008. Prior to joining Sprint, Mr. Carter served in senior marketing roles at PNC Financial Services Group, Inc., Leap Wireless International, Inc., Royal Bank of Canada and BellSouth Corporation. Mr. Carter serves on the board of directors of USG Corporation and Apollo Education Group Inc. Mr. Carter also serves on USG’s Compensation and Organization Committee and Governance Committee as well as the Audit Committee and the Finance Committee of Apollo Education Group, Inc. Mr. Carter holds a B.S. from Northwestern University in Radio, T.V. & Film and an MBA from Harvard Business School.

Mr. Carter has a wealth of experience in leading telecom sales organizations, which enables him to provide our Board with expert advice on a wide range of issues related to the sale of our telecommunications offerings. From his tenure with Sprint, Mr. Carter also has a wealth of experience related to the developments of new services. This will enable him to provide our Board with expert advice as the Company explores providing new services that are adjacent to our existing business. As our new Chief Executive Officer, Mr. Carter provides the Board with valuable insight into our day-to-day operations and achievements. Mr. Carter also serves as a knowledgeable liaison between our Board and our senior management team.

Joseph A. Beatty Director Since 2013 Age 52

Mr. Beatty has served as a Director since 2013. Mr. Beatty was the President and Chief Executive Officer and a board member of Telular Corporation (NASDAQ: WRLS) from 2008 until its sale in June 2013. Prior to serving as Telular’s President and Chief Executive Officer, Mr. Beatty served as its Executive Vice President (beginning in April 2007) and Chief Financial Officer and Secretary (beginning in May 2007). From June 2003 until June 2006, Mr. Beatty was President and Chief Executive Officer of Concourse Communications Group, a privately held developer and operator of distributed antenna systems and airport wi-fi networks. In June 2006, Concourse was sold to Boingo Wireless. From March 2001 until June 2003, Mr. Beatty worked with private equity firm Cardinal Growth L.P. on various acquisition projects and also acted as part-time Interim Chief Financial Officer for Novaxess B.V., a privately held telecom services provider based in the Netherlands. From November 1996 until February 2001, Mr. Beatty was a co-founder and the Chief Financial Officer of Focal Communications Corporation, a publicly held telecom services provider. Earlier in his career, Mr. Beatty was a securities analyst and also held numerous technical management positions for a local telecom services provider. In 2014, Mr. Beatty was appointed to serve as a member of the board of directors of SITO Mobile LTD (NASDAQ: SITO), a technology-based mobile media solutions provider. Mr. Beatty is also the chairperson of SITO Mobile’s Audit Committee, and a member of its Compensation Committee and Nominating and Governance Committee. Mr. Beatty is a former Chairman and continues to serve on the board of trustees of Edward-Elmhurst Health Care, a not-for-profit healthcare provider located in suburban, Chicago, Illinois. He is also a director of EHSC Cayman Segregated Portfolio, its captive insurance subsidiary, domiciled in the Cayman Islands. Finally, Mr. Beatty also serves as a director of two privately held companies, FourKites and CityScan, Inc. Mr. Beatty earned a B.S. in Electrical Engineering from the University of Illinois and an MBA from the University of Chicago’s Booth School of Business. He is also a Chartered Financial Analyst.

Mr. Beatty provides independent guidance to our Board on a wide variety of telecommunications matters based on his extensive management and leadership experience in the telecommunications industry. Mr. Beatty’s strong background in finance and impressive experience as a member of senior management for a number of telecommunications companies enables him to provide our Board with key expertise in financial matters and valuable insight regarding strategic opportunities.

Edward M. Greenberg Director Since 2011 Age 64

Mr. Greenberg has served as a Director since 2011. Mr. Greenberg is currently a partner at RIME Communications Capital (“RIME Communications”), an investment partnership focusing on the telecommunications, media and Internet sectors, and chairman of Broadway Near You. Mr. Greenberg founded RIME Communications in 2008 and Broadway Near You in 2010. Prior to RIME Communications, Mr. Greenberg served in various roles at Morgan Stanley, which he joined in 1985. These roles included serving as a global telecommunications strategist and senior investment banker from 1998 to 2007, and as head of Morgan Stanley’s global telecommunications and media research team from 1994 to 1998. Prior to Morgan Stanley, Mr. Greenberg worked at Sanford C. Bernstein in investment research. Mr. Greenberg began his career as a regulator, working at the Federal Communications Commission and the National Telecommunications and Information Agency. Mr. Greenberg served as a director of Teleglobe from 2002 to 2005, and graduated from the University of Wisconsin in 1972.

Mr. Greenberg provides independent guidance to our Board on a wide variety of telecommunications matters based on his extensive experience in investing in telecommunications, media and Internet companies. Mr. Greenberg’s strong background in finance and knowledge of the challenges and opportunities in telecommunications industry provide our Board with key expertise in financial matters and valuable insight regarding strategic opportunities.

Lawrence M. Ingeneri Director since 2006 Age 57

Mr. Ingeneri has served as a Director since 2006. From 2003 to 2015, Mr. Ingeneri served as the Chief Financial Officer of mindSHIFT Technologies, Inc., an IT managed services provider. mindSHIFT was acquired in December 2011 by Best Buy, Inc. (NYSE: BBY). Best Buy then sold mindSHIFT to Ricoh Americas Holding Inc. in February 2014. Prior to joining mindSHIFT, Mr. Ingeneri was employed by COLT Telecom Group plc, or COLT, a European telecommunications services company from July 1996 to December 2002. Mr. Ingeneri was the Chief Financial Officer of COLT from July 1996 to June 2002 and a member of the Board of Directors of COLT from June 2001 to June 2002. Mr. Ingeneri previously served as a director of mindSHIFT Technologies, Inc. Mr. Ingeneri holds a B.S. in Electrical Engineering from the U.S. Naval Academy and an MBA from Harvard Business School.

Our Board benefits immensely from Mr. Ingeneri’s experience as chief financial officer for two distinguished high technology companies. Mr. Ingeneri’s many years of executive experience in our industry and related skills in corporate finance enables him to provide valuable perspective on general strategic and financial matters. Due to his executive and directorial service for a European telecommunications firm, Mr. Ingeneri is able to deliver important insights regarding any expansion that our Company considers with respect to providing international telecommunications services.

Timothy A. Samples Director Since 2011 Age 58

Mr. Samples has served as a Director since 2011. Since 2003, he has been a Principal at Sapience LLC, where he performs consulting work. From 2001 to 2002, Mr. Samples served as Chief Executive Officer, President and Chairman of the Board of Management for Completel N.V., a Dutch registered competitive local exchange carrier. From 2000 to 2001, Mr. Samples served as Chief Executive Officer and President of Firstmark Communications, a Pan-European broadband company with operations in seven Western European countries. From 1997 to 2000, Mr. Samples was the Chief Executive Officer of One2One, a GSM service operator created through a joint venture between MediaOne Group and Cable & Wireless. From 1996 to 1997, Mr. Samples was responsible for the U.S. domestic wireless business for US West/MediaOne Group, including their investments in PCS Primeco. From 1995 to 1996, Mr. Samples served as Vice President and General Manager for US West Cellular/Airtouch in Phoenix, Arizona. Prior to 1995, Mr. Samples held various management, sales and marketing positions with US West/MediaOne Group. Mr. Samples has previously served on the boards of directors of Syniverse, Pac-West, Focal, Genesys and Kabira Technologies. Mr. Samples holds a B.A. in Psychology from the University of Toledo.

Mr. Samples provides independent guidance to our Board on a wide variety of telecommunications matters. Mr. Samples draws on over 25 years of management and leadership experience in the telecommunications industry when advising our Board on key strategic decisions. Our Board also values Mr. Samples’ experience and insight managing overseas telecommunications companies, in the event that our Company considers providing international telecommunications services.

Rian J. Wren Director since 2006 Age 59

Mr. Wren has served as a Director since he joined us in February 2006. Mr. Wren served as Chief Executive Officer from February 2006 until April 2011 and as our President from February 2006 until November 2010. Prior to joining us, Mr. Wren was Senior Vice President and General Manager of Telephony for Comcast Cable from November 1999 to August 2005. Mr. Wren joined Comcast in 1999 and was named CEO of Broadnet, Comcast’s international wireless company located in Brussels, Belgium in 2000. After returning to the United States, he served as the Senior Vice President and General Manager of Telephony for Comcast Cable Division. Prior to joining Comcast, Mr. Wren held several senior management positions at AT&T from 1978 to 1999, including President of the Southwest Region, and worked in the Consumer, Business, Network Services, and Network Systems Manufacturing divisions for more than 20 years. In 2016, Mr. Wren was appointed to serve as a member of the board of directors of Field Squared Inc. Mr. Wren holds a B.S. in Electrical Engineering from the New Jersey Institute of Technology and an M.S. in Management from Stanford University, which he attended as a Sloan Fellow.

As our former Chief Executive Officer, Mr. Wren brings tremendous institutional knowledge to our Board. Mr. Wren’s intimate familiarity with our Company’s greatest challenges and opportunities will continue to serve our Board well as it reflects on our strategic direction and evaluates operational achievements. Further, our Board’s oversight of management benefits immensely from Mr. Wren’s impressive experience as a member of senior management of three major telecommunications companies. In addition to Mr. Wren’s managerial background, our Board values Mr. Wren’s insight regarding the high technology aspects of our business, stemming from his background in electrical engineering.

Lauren F. Wright Director since 2014 Age 62

Ms. Wright has served as a Director since 2014. Ms. Wright is the founder of Consulting That Works, a management consultancy in New York City, where she has been a principal since 2011. Since 2013, Ms. Wright has also served as an adjunct instructor at New York University School of Professional Studies’ graduate programs. From 2007 to 2011, Ms. Wright served as Senior Vice President of Global Business Operations of Comverse Technology, Inc., which she joined after serving as Special Advisor to the company’s board of directors. Prior to joining Comverse, Ms. Wright served as a consultant and held a variety of executive positions, including President and Chief Executive Officer of Pryor Resources, Inc., a venture-backed international seminar company which she managed through bankruptcy reorganization, and SVP/President of Sprint International, a division of Sprint, a global telecommunications provider, where she worked from 1988 to 2000. Ms. Wright previously served on the boards of directors of Verint Systems, Inc. (NASDAQ:VRNT) where she was Chair of the Nominating and Governance Committee, Call-Net, Inc. (TSE:CN), Global One (a joint venture among Sprint, Deutsche Telecom and France Telecom), Pryor Resources, Inc., and various nonprofit organizations. Ms. Wright graduated Phi Beta Kappa with a bachelor’s degree in psychology from Johns Hopkins University and has an MBA from Harvard Business School.

Ms. Wright provides independent guidance to our Board on a wide variety of telecommunications matters based on her extensive management and consulting experience in the telecommunications industry. Ms. Wright’s strong background in finance and impressive experience in improving processes and operations management provide our Board with key expertise in financial and industry matters, valuable insight regarding opportunities to grow our business, improve our operations and financial performance.

Proposal No. 2: Ratification of Independent Registered Public Accounting Firm

The Audit Committee of the Board has appointed Deloitte & Touche LLP as the independent registered public accounting firm to audit our consolidated financial statements and internal control over financial reporting for the year ending December 31, 2016. During 2015, Deloitte & Touche LLP served as our independent registered public accounting firm and also provided certain tax and other audit related services. See “Principal Accountant Fees and Services” on page 58. Representatives of Deloitte & Touche LLP are expected to attend the annual meeting, where they will be available to respond to appropriate questions and, if they desire, to make a statement.

Our Board recommends a vote “FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for year 2016. If the appointment is not ratified, our Audit Committee will consider whether it should select another independent registered public accounting firm.

Vote Required

Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for year 2016 requires the affirmative vote of a majority of the shares of our common stock present in person or represented by proxy at the annual meeting.

Proposal No. 3: Advisory Vote to Approve Named Executive Officer Compensation

The Company’s executive compensation policies and decisions are intended to:

•	implement compensation packages that are competitive with comparable organizations and allow us to attract and retain the best possible executive talent;

•	relate annual and long-term cash and stock incentives to achievement of measurable corporate and individual performance objectives;

•	appropriately balance the mix of cash and non-cash short- and long-term compensation;

•	encourage integrity in business dealings through the discretionary portion of our compensation package; and

•	align executives’ incentives with long-term stockholder value creation.

To implement these principles, the Compensation Committee, which is responsible for approving and administering the compensation program for executive officers and certain senior employees, including our named executive officers, expects to maintain compensation plans that tie a substantial portion of executives’ overall compensation to our financial and operational performance, as measured by metrics such as revenue, adjusted EBITDA and free cash flow, as more fully described herein, as well as key strategic goals such as the development of our network, the establishment and maintenance of strategic relationships and the growth of our customer base. Due to the importance of their leadership, strategic planning and policymaking roles, our executives have a larger portion of their total compensation “at risk” and thus subject to corporate and individual performance.

At each of our previous five annual meetings of stockholders, a substantial majority of the votes cast on the advisory vote to approve named executive officer compensation were voted in favor of the proposal. The Compensation Committee believes this affirms stockholders’ support of our approach to executive compensation.

We are asking for stockholder approval of the compensation of our named executive officers as disclosed in this proxy statement in accordance with SEC rules, which disclosures include the information under “Executive Compensation—Compensation Discussion and Analysis,” the compensation tables and the narrative discussion following the compensation tables. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the policies and practices described in this proxy statement.

This vote is advisory and therefore not binding on the Company, the Compensation Committee or the Board. The Board and the Compensation Committee value the opinions of our stockholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, we will consider those stockholders’ concerns, and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

Our Board recommends a vote “FOR” the approval, on an advisory basis, of the following resolution:

RESOLVED: That the stockholders of Inteliquent, Inc. approve the compensation of the named executive officers as described in the Compensation Discussion and Analysis, executive compensation tables and accompanying narrative disclosure in Inteliquent, Inc.’s 2016 Proxy Statement.

Vote Required

The affirmative vote of a majority of the shares present in person or by proxy is required for advisory approval of the Company’s executive compensation. The vote is advisory and non-binding in nature but our Compensation Committee will carefully consider the outcome of the vote when making future decisions regarding executive compensation arrangements.

Proposal No. 4: Amendment to the Company’s Amended and Restated Certificate of Incorporation to Implement a Majority Voting Standard in Uncontested Elections of Directors

Our Amended and Restated Certificate of Incorporation currently provides that elections of directors shall be determined by a plurality of the votes cast by the stockholders entitled to vote. Under this plurality voting standard, director nominees receiving the highest number of “FOR” votes will be elected, regardless of the number of “WITHHOLD” votes received. At this annual meeting, the existing plurality voting standard will continue to apply.

Stockholders are being asked at this annual meeting to approve and adopt an amendment to our Amended and Restated Certificate of Incorporation to replace the plurality voting standard with a majority voting standard for uncontested elections of directors. If approved, this proposal would amend Article Six, Section 2 of our Amended and Restated Certificate of Incorporation to implement a majority voting standard in uncontested elections of directors beginning with the 2017 annual meeting of stockholders. As a result, all director nominees in uncontested elections would be required to receive a number of “FOR” votes representing at least a majority of votes cast in the election. If such a director nominee fails to receive “FOR” votes representing at least a majority of votes cast and is an incumbent director, the Amended and Restated Certificate of Incorporation would require the director to promptly tender his or her resignation to our Board of Directors, subject to acceptance by our Board. The Nominating and Corporate Governance Committee of our Board would then be charged with making a recommendation to our Board as to whether to accept or reject the tendered resignation, or whether other action should be taken. In contested elections, where the number of nominees exceeds the number of directors to be elected, the plurality voting standard would continue to apply. This summary of the proposed amendment to our Amended and Restated Certificate of Incorporation is qualified in its entirety by reference to the text of the proposed amendment attached as Appendix A to this proxy statement.

Our Board has approved the amendment to our Amended and Restated Certificate of Incorporation to implement a majority voting standard in uncontested elections of directors, subject to and conditioned upon stockholder approval at this annual meeting.

On the recommendation of the Nominating and Corporate Governance Committee of our Board, our Board is submitting this proposal to our stockholders as part of its ongoing evaluation of its corporate governance practices. After careful consideration of the issue, our Board has determined to recommend a vote for the approval of this proposal. In determining whether to recommend adopting a majority voting standard for uncontested elections of directors to our stockholders, our Board analyzed current corporate governance trends and considered the arguments in favor of and against maintaining the existing plurality voting standard. Our Board recognizes that many of our peer public companies have amended their governing documents to provide for a majority voting standard rather than a plurality standard. Our Board believes that generally requiring directors to be elected by a majority of votes cast both ensures that only director nominees with broad acceptability among our voting stockholders will be elected and enhances the accountability of each elected director to our stockholders. Our Board has also considered the unsolicited request of one of our long-term stockholders, who asked that we consider a majority voting standard because majority voting, in its view, better enables stockholders to hold boards and members of management accountable. Accordingly, after careful consideration, our Board has determined that it would be in the best interests of our stockholders to amend our Amended and Restated Certificate of Incorporation to implement a majority voting standard for uncontested elections of directors.

Our Board recommends a vote “FOR” amendment to the Company’s Amended and Restated Certificate of Incorporation to Implement a Majority Voting Standard in Uncontested Elections of Directors.

Vote Required

The affirmative vote of 66-2/3% of the shares outstanding is required to approve the amendment to the Company’s Amended and Restated Certificate of Incorporation to implement a majority voting standard in uncontested elections of directors.

Proposal No. 5: Amendment to the Company’s Amended and Restated Certificate of Incorporation to Provide That the Company’s Stockholders May Remove Any Director From Office With or Without Cause

Our Amended and Restated Certificate of Incorporation currently provides that the Company’s stockholders may remove directors only for cause. Recent judicial interpretations have confirmed that the Delaware General Corporation Law, as applicable to corporations without a classified Board of Directors (such as the Company), grants stockholders the right to remove directors from office with or without cause. The proposed amendment to the Company’s Amended and Restated Certificate of Incorporation is intended to conform the certificate of incorporation to the requirements of Delaware law as applicable to the Company.

Stockholders are being asked at this annual meeting to approve and adopt an amendment to our Amended and Restated Certificate of Incorporation to remove the “for cause” requirement for the Company’s stockholders to remove directors. If approved, this proposal would amend Article Six, Section 4 of our Amended and Restated Certificate of Incorporation to remove the words “for cause.” As a result, stockholders would be permitted to remove directors with or without cause. This summary of the proposed amendment to our Amended and Restated Certificate of Incorporation is qualified in its entirety by reference to the text of the proposed amendment attached as Appendix A to this proxy statement.

On the recommendation of the Nominating and Corporate Governance Committee, our Board has approved the amendment to our Amended and Restated Certificate of Incorporation to provide that the Company’s stockholders may remove any director from office with or without cause, subject to and conditioned upon stockholder approval at this annual meeting.

Our Board recommends a vote “FOR” amendment to the Company’s Amended and Restated Certificate of Incorporation to provide that the Company’s stockholders may remove any director from office with or without cause.

Vote Required

The affirmative vote of 66-2/3% of the shares outstanding is required to approve the amendment to the Company’s Amended and Restated Certificate of Incorporation to provide that the Company’s stockholders may remove any director from office with our without cause.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Board Composition

Our amended and restated certificate of incorporation provides that our Board shall consist of such number of directors as determined from time to time by resolution adopted by a majority of the total number of directors then in office. Our Board consisted of six members until our Board appointed Mr. Beatty as a member of our Board on April 4, 2013. Our Board consisted of seven members until our Board appointed Ms. Wright as a member of our Board on April 10, 2014. Following our 2015 Annual Meeting, the size of our Board was reduced to seven members and consisted of seven members until our Board appointed Mr. Carter effective June 22, 2015. Our Board currently consists of eight members.

Any additional directorships resulting from an increase in the number of directors may be filled by the directors then in office. The term of office for each director will be until his successor is elected and qualified or until his earlier death, resignation or removal. Elections for directors will be held annually.

Criteria considered by the Nominating and Corporate Governance Committee in the nomination of directors include:

•	the independence, judgment, strength of character, reputation in the business community, ethics and integrity of the individual;

•	the business or other relevant experience, skills and knowledge that the individual may have that will enable him or her to provide effective oversight of our business;

•	the fit of the individual’s skill set and personality with those of the other Board members so as to build a Board that works together effectively and constructively;

•

the individual’s ability to devote sufficient time to carry out his or her responsibilities as director in light of his or her occupation and the number of boards of directors of other public companies on which he or she serves; and

•	the differences of viewpoint, professional experience, education, skill and other qualities or attributes that each nominee possesses that contribute to board heterogeneity and diversity.

For a description of each of the Board’s nominee’s skills and experiences, refer to “Proposal No. 1: Election of Directors” above.

Our Board met five times in 2015. Directors are expected to attend Board meetings and meetings of committees on which they serve, and to spend the time needed and meet as frequently as necessary to properly discharge their responsibilities. During 2015, all of the directors attended 75% or more of the meetings of the Board and the committees on which they then served. Directors are encouraged to attend the annual meeting of stockholders. G. Edward Evans, then the Company’s interim Chief Executive Officer, represented our Board at our 2015 annual meeting of stockholders.

Board Leadership Structure. The Chairman of the Board and our Chief Executive Officer are separate positions and are filled by different individuals. The Chairman, Mr. Hynes, is a co-founder of our Company, was previously our Chief Executive Officer until February 2006 and has been active in the industry for over 30 years. The Chief Executive Officer is responsible for setting our strategic direction and overseeing our day-to-day performance. The Chairman of the Board provides guidance to the Chief Executive Officer and sets the agenda for the Board meetings. The Board believes that its current leadership structure is appropriate at this time. In particular, the structure capitalizes on Mr. Hynes’ extensive experience in the telecommunications industry, while retaining separation of the Chairman of the Board and Chief Executive Officer leadership roles to enhance the Board’s independence from management.

Board Independence. The Board has determined that each of the directors, with the exception of Mr. Carter, qualifies as “independent” as independence is defined by Rule 5605(a)(2) of the Nasdaq Stock Market LLC (“Nasdaq”) marketplace rules. The Board has not adopted categorical standards in making its determination of independence and instead relies on standards set forth in the Nasdaq marketplace rules.

Communication with the Board of Directors

You may communicate with the Board by directing communications to the Corporate Secretary and should prominently indicate on the outside of the envelope that the communication is intended for the Board or for individual directors. In accordance with instructions from the Board, the Chief Financial Officer will review all communications, will organize the communications for review by the Board and will promptly forward communications (other than communications unrelated to the our operations, such as advertisements, mass mailings, solicitations and job inquiries) to the Board or individual directors.

In addition, the Audit Committee of our Board has established a procedure for parties to submit concerns regarding what they believe to be questionable accounting, internal accounting controls, and auditing matters. Concerns may be reported through our Compliance Hotline at 1-888-291-6431, or through a confidential web form, available at http://ir.inteliquent.com/contactBoard.cfm. Concerns may be submitted anonymously and confidentially.

Board Committees

We currently have an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Our Audit Committee consists of four persons and our Compensation Committee and Nominating and Corporate Governance Committee each consist of three. All of the members of our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are “independent” as independence is defined by Rule 5605(a)(2) of the Nasdaq marketplace rules and the rules of the SEC. In addition, from time to time, our Board may form special committees and provide additional compensation to directors for their service to our Board on such committees.

Audit Committee. Since May 2014, the Audit Committee has been comprised of Messrs. Beatty (Chairman), Ingeneri, Samples and Ms. Wright, each of whom are considered “independent” under the heightened independence standard required for audit committee members under the Nasdaq marketplace rules and the rules of the SEC. The Audit Committee is responsible for reviewing our risk assessment and risk management policies, and meets with management and auditors to discuss significant risks to our Company and the steps being taken to reduce such risks. The Audit Committee also oversees our accounting, financial reporting and control processes and the audits of our financial statements, including: the preparation, presentation and integrity of our financial statements; our compliance with legal and regulatory requirements; our independent auditor’s qualifications and independence; and the performance of our independent auditor. Our Audit Committee, among other things, has sole responsibility to retain and terminate our independent auditor, pre-approves all audit and non-audit services performed by our independent auditor and the fees and terms of each engagement and reviews our quarterly and annual audited financial statements and related public disclosures, earnings press releases and other financial information provided to analysts or rating agencies.

Each member of the Audit Committee has the ability to read and understand fundamental financial statements. Our Board has determined that Messrs. Beatty, Ingeneri and Ms. Wright meet the requirements for an “audit committee financial expert” as defined by the rules of the SEC.

The charter of the Audit Committee is available in the Investor Relations section of our website at www.inteliquent.com.

Compensation Committee. Since May 2014, the Compensation Committee has been comprised of Messrs. Samples (Chairman), Greenberg and Ms. Wright, each of whom are considered “independent” under the heightened independence standard required for compensation committee members under the Nasdaq marketplace rules and the rules of the SEC. The Compensation Committee oversees the administration of our benefit plans, reviews and administers compensation arrangements for executive officers and directors and establishes and reviews general policies relating to the compensation and benefits of our officers, employees and directors. Our executive officers make recommendations regarding executive compensation to the Compensation Committee, but do not participate in the Compensation Committee’s decisions on executive compensation. Our human resources department supports the Compensation Committee in the administration of the benefit plans and compensation arrangements.

The charter of the Compensation Committee allows the Compensation Committee to engage compensation consultants as it deems appropriate. During 2015, the Compensation Committee retained Pearl Meyer & Partners (“Pearl Meyer”) as an independent compensation consultant to assist us in evaluating and updating certain aspects of our equity compensation practices and conducting a competitive review of long-term incentive compensation for our named executive officers in order to strengthen our compensation programs. See “Compensation Discussion and Analysis—Overview of Compensation Methodology” below.

The charter of the Compensation Committee is available in the Investor Relations section of our website at www.inteliquent.com.

Nominating and Corporate Governance Committee. Since May 2014, the Nominating and Corporate Governance Committee is comprised of Messrs. Greenberg (Chairman), Beatty and Ingeneri. The Nominating and Corporate Governance Committee’s responsibilities include identifying and recommending to the Board appropriate director nominee candidates and providing oversight with respect to corporate governance matters.

The policy of the Nominating and Corporate Governance Committee is to consider individuals recommended by stockholders for nomination as a director in accordance with the procedures described under “Other Matters—Stockholder Proposals and Director Nominations.” The Nominating and Corporate Governance Committee will consider all nominees for election as our directors, including all nominees recommended by stockholders, in accordance with the mandate contained in its charter. In evaluating candidates, the Nominating and Corporate Governance Committee considers the differences of viewpoint, professional experience, education, skill and other qualities or attributes that each nominee possesses to contribute to Board heterogeneity and diversity. The Nominating and Corporate Governance Committee also considers each nominee’s independence, judgment, strength of character, reputation in the business community, ethics, integrity, business or other relevant experience, skills and industry knowledge, among other criteria listed under “Board of Directors and Corporate Governance—Board Composition” above. The Nominating and Corporate Governance Committee will review all candidates in the same manner, regardless of the source of the recommendation. The Nominating and Corporate Governance Committee will select qualified candidates and review its recommendations with the Board.

We have not paid a fee to any third party to identify or assist in identifying or evaluating potential nominees, other than with respect to Ms. Wright, who was appointed to serve on the Board in April 2014. In connection with that appointment, we engaged and paid a fee to the search firm of Spencer Stuart to assist us in identifying and evaluating potential nominees.

Our Board has adopted Corporate Governance Guidelines that, along with our amended and restated certificate of incorporation, our amended and restated by-laws and the charters of the Board committees, provide the framework for the governance of our Company. The Nominating and Corporate Governance Committee is responsible for periodically reviewing the Guidelines and recommending any proposed changes to the Board for approval. The Corporate Governance Guidelines are available in the Investor Relations section of our website at www.inteliquent.com.

The charter of the Nominating and Corporate Governance Committee is available in the Investor Relations section of our website at www.inteliquent.com.

The following table shows the membership of each committee during 2015 and the number of meetings held by each committee in 2015:

Name of Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Joseph A. Beatty	Chairman		Member
Matthew Carter, Jr.
Edward M. Greenberg		Member	Chairman
James P. Hynes
Lawrence M. Ingeneri	Member		Member
Timothy A. Samples	Member	Chairman
Rian J. Wren
Lauren F. Wright	Member	Member
Number of Meetings in 2015	5	3	4

In addition to the number of formal meetings set forth above, our Board and certain of its committees met regularly in informal meetings to discuss relevant items.

Compensation Committee Interlocks and Insider Participation

No current member of the Compensation Committee has served as an officer or employee of the Company. No member of our Compensation Committee serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board or Compensation Committee. See “Certain Relationships and Related Transactions” below for a description of our policy concerning transactions with related persons.

Code of Ethics

We have adopted a code of ethics for senior financial employees that applies to our Chief Executive Officer, Chief Financial Officer, principal accounting officer and other employees. The code of ethics is available in the Investor Relations section of our website at www.inteliquent.com and is available in print to any stockholder who requests it. If we waive any material provision of our code of ethics or substantively change the code, we will disclose that fact on our website within four business days of the waiver or substantive change.

The Board’s Role in Risk Oversight

The Board’s role in the risk oversight process includes receiving regular updates and reports from members of senior management on areas of material risk to our Company, including operational, financial, regulatory, strategic and reputational risks. The full Board or, if appropriate, one of its committees receives these updates and reports from the senior managers responsible for the oversight of particular risks within our Company. These updates and reports enable the Board to understand and implement our risk identification, risk management and risk mitigation strategies.

EXECUTIVE OFFICERS

Our executive officers are elected by the Board annually to hold office until their successors are elected and qualified. Our executive officers are currently as follows:

Matthew Carter, Jr. Chief Executive Officer Age 55	For biographical information for Matthew Carter, Jr., see “Proposal No. 1: Election of Directors” above.

Kurt J. Abkemeier Chief Financial Officer and Executive Vice President Age 46

Mr. Abkemeier joined us in 2014 and has served as our Chief Financial Officer and Executive Vice President since that time. In 2013, Mr. Abkemeier served in the finance unit of CiG Wireless, Inc. From 2005 to 2012, Mr. Abkemeier served as the Vice President of Finance and Treasurer of Cbeyond, Inc. Prior to Cbeyond, Inc., Mr. Abkemeier was the Director of Finance and Strategic Planning at AirGate PCS, Inc., a regional wireless telecommunications service provider. Mr. Abkemeier also held various senior management positions within telecommunications-related companies and was a senior sell-side research analyst at J.P. Morgan & Co. analyzing telecommunications companies. Mr. Abkemeier holds a B.S. in Applied Economics from Cornell University.

John T. Bullock Chief Technology Officer and Executive Vice President of Network Operations Age 54

Mr. Bullock joined us in 2004 and has served as our Chief Technology Officer and Executive Vice President of Network Operations since November 2015. Mr. Bullock served as our Chief Technology Officer from 2011 until November 2015. Prior to 2011, Mr. Bullock held a variety of technical leadership roles, including serving as our Senior Vice President of Network Operations and Engineering beginning in 2008. Mr. Bullock has over 30 years of telecommunications experience. Since joining us, Mr. Bullock was instrumental in building our tandem switching network from serving just two markets to now serving nearly the entire U.S. Prior to joining us, Mr. Bullock held various technical leadership roles with MCI, WorldCom, MFS and Sprint/CenTel. Today, Mr. Bullock serves on the board of the Alliance for Telecommunications Industry Solutions (ATIS), a not-for-profit that helps develop standards and solutions for information and communications technology. Mr. Bullock holds a B.A. in Telecommunications Management from DePaul University.

John R. Harrington Senior Vice President, Litigation, Regulatory and Human Resources Age 47

Mr. Harrington joined us in 2011 and has served as a Senior Vice President since that time. Mr. Harrington is responsible for all of our litigation and regulatory advocacy, as well as our human resources function. From 1997 to 2011, Mr. Harrington practiced at the law firm of Jenner & Block LLP. From 2003 to 2011, Mr. Harrington served as a partner in Jenner & Block LLP’s litigation department. Mr. Harrington also served as a co-chair of the Jenner & Block LLP’s communications practice and served as our primary outside litigation and regulatory counsel. Since 2014, Mr. Harrington has served as a member of the board of directors of Onward Neighborhood House, a not-for-profit based in Chicago, Illinois. Mr. Harrington holds a B.A. from Northwestern University and a J.D., magna cum laude, from Indiana University’s Maurer School of Law.

Richard L. Monto General Counsel, Secretary and Senior Vice President, External Affairs Age 51

Mr. Monto joined us in 2007, and has served as our General Counsel and Corporate Secretary since February 2008. Mr. Monto has 20 years of diversified telecommunications experience. From 2001 to 2005, Mr. Monto held senior positions, including Chief Legal Officer, with Universal Access Global Holdings Inc. From 1995 to 2000, Mr. Monto held various legal positions with MCI

Telecommunications. Prior to MCI, Mr. Monto practiced for several years at private law firms, including the law firm of Sonnenschein, Nath and Rosenthal (now known as Dentons). Mr. Monto holds a B.A. from the University of Michigan in Russian and Eastern European Studies and a J.D. from the Boston University School of Law.

Michelle R. Owczarzak Senior Vice President, Sales Age 48

Ms. Owczarzak joined us in 2016 and has served as our Senior Vice President, Sales since January 2016. Prior to joining Inteliquent, Ms. Owczarzak served in a variety of senior sales positions over an eight-year period at FairPoint Communications. From December 2012 until May 2015, Ms. Owczarzak served as Vice President, Wholesale Sales, where she served as a member of Fairpoint’s Senior Leadership Team and was responsible for the totality of strategy and execution for Fairpoint’s wholesale sales channel. Prior to that, Ms. Owczarzak served as Assistant Vice President, Wholesale Sales from June 2007 until December 2012. Ms. Owczarzak has more than 20 years of telecommunications experience and expertise in various sales roles including strategic planning and sales leadership. Prior to her time at Fairpoint, Ms. Owczarzak held positions at Level 3 Communications. TelCove, Inc., and AT&T. Ms. Owczarzak holds a B.A. in Policy and Management studies from Dickinson College and a Master’s degree in Public and International Affairs from the University of Pittsburgh.

John M. Schoder Chief Marketing Officer and Executive Vice President Age 45

Mr. Schoder joined us in 2013 and has served as our Executive Vice President and Chief Marketing Officer since January 2016. From January 2015 until January 2016, Mr. Schoder served as our Executive Vice President of Sales, Product & Marketing. From 2013 to 2015, Mr. Schoder served as our Senior Vice President of Product. Mr. Schoder has approximately 20 years of telecommunications experience. Prior to joining Inteliquent, Mr. Schoder held various positions at Level 3 Communications from 2003 to 2013, including serving as a Vice President of Wholesale Long Distance Services and as a Senior Director, Voice Product Management. Prior to Level 3, Mr. Schoder was a Director of International Product Management at Qwest Communications. Prior to Qwest, Mr. Schoder held various management positions with several telecommunications companies. Mr. Schoder holds a Bachelor of Science degree in History from Georgetown University’s School of Foreign Service and a Master of Arts degree in International Economics from The Johns Hopkins University.

Brett A. Scorza Chief Information Officer and Executive Vice President of Information Technology and Product Development Age 47

Mr. Scorza joined us in 2004 and has served as our Chief Information Officer and Executive Vice President of Information Technology & Product Development since November 2015. Mr. Scorza served as our Chief Information Officer from 2011 until November 2015. Prior to 2011, Mr. Scorza held positions overseeing our domestic products and information systems, including serving as our as Senior Vice President of Information Systems from 2008 to 2011. Mr. Scorza has over 20 years of information technology and telecommunications experience. Mr. Scorza has responsibility for our Information Technology and Billing organizations, and was instrumental in the implementation of our billing, reporting and back office functions. From 1997 to 2004, Mr. Scorza held senior positions, including Vice President of Information Technology, with Focal Communications, Inc. Prior to Focal, Mr. Scorza held various technical and management positions with MFS Communications and Andersen Consulting. Mr. Scorza holds a B.S. in Electrical Engineering from the University of Illinois.

COMMON STOCK OWNERSHIP

Beneficial Ownership Table

The following table provides information concerning beneficial ownership of our common stock as of March 23, 2016 by:

•	each of our directors;

•	each of our named executive officers;

•	each person known by us to beneficially own 5% or more of our outstanding common stock; and

•	all of our directors and executive officers as a group.

The following table lists the number of shares and percentage of shares beneficially owned based on 34,066,258 shares of common stock outstanding as of March 23, 2016. Beneficial ownership is determined in accordance with the rules of the SEC, and generally includes voting power and/or investment power with respect to the securities held. Shares of common stock subject to options currently exercisable or exercisable within 60 days of March 23, 2016 are deemed outstanding and beneficially owned by the person holding such options for purposes of computing the number of shares and percentage beneficially owned by such person, but are not deemed outstanding for purposes of computing the percentage beneficially owned by any other person. Except as indicated in the footnotes to this table, and subject to applicable community property laws, the persons or entities named have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them. Except as otherwise set forth below, the street address of each beneficial owner is c/o Inteliquent, Inc., 550 West Adams Street, Suite 900, Chicago, Illinois 60661.

	Shares of Common Stock Beneficially Owned
Name and Address of Beneficial Owner	Number	Percentage
Holders of more than 5% of our voting securities
BlackRock, Inc.(1) 55 East 52nd Street New York, NY 10022	3,130,973	9.2%
Vanguard Group(2) 100 Vanguard Blvd. Malvern, PA 19355	2,452,612	7.2%
Numeric Investors LLC(3) 470 Atlantic Avenue, 6th Floor Boston, MA 02210	1,695,871	5.0%

Directors and named executive officers
Kurt J. Abkemeier(4)	66,035	*
Joseph A. Beatty(5)	40,620	*
John T. Bullock(6)	96,444	*
Matthew Carter, Jr.(7)	31,149	*
Edward M. Greenberg(9)	6,956	*
James P. Hynes(10)	509,751	1.5%
Lawrence M. Ingeneri(11)	91,631	*
Timothy A. Samples(12)	13,246	*
John M. Schoder (13)	52,794	*
Brett A. Scorza(14)	104,159	*
Rian J. Wren(15)	523,688	1.5%
Lauren F. Wright(16)	12,441	*
G. Edward Evans(8)	0	*
All directors and executive officers as a group (16 persons)	1,859,165	5.5%

*	Under 1.0%
(1)

According to a Schedule 13G/A filed with the SEC on January 22, 2016 by BlackRock, Inc. and its subsidiaries BlackRock Advisors, LLC, BlackRock Asset Management Canada Limited, BlackRock Asset Management Ireland Limited, BlackRock Asset Management Schweiz AG, BlackRock Fund Advisors, BlackRock Institutional Trust Company, N.A., BlackRock Investment Management, LLC and BlackRock Japan Co Ltd. (collectively, “BlackRock”), as of December 31, 2015, BlackRock is the beneficial owner of 3,130,973 shares, as to which it has sole voting power as to 3,064,489 shares and sole dispositive power as to 3,130,973 shares.

(2)

According to a Schedule 13G/A filed with the SEC on February 10, 2016 by Vanguard Group Inc. (“Vanguard”), as of December 31, 2014, Vanguard is the beneficial owner of 2,452,612 shares, as to which it has sole voting power as to 56,043 shares and sole dispositive power as to 2,398,769 shares.

(3)

According to a Schedule 13G filed with the SEC on January 28, 2016 by Numeric Investors LLC (the “Investment Manager”) and Man Group plc (the “Parent Company”), the Investment Manager serves as investment manager to certain funds and/or managed accounts (the “Numeric Funds”) that hold 1,695,871 shares. The Investment Manager, which serves as the investment manager to each of the Numeric Funds, may be deemed to be the beneficial owner of all shares owned by the Numeric Funds. The Parent Company, which indirectly, through various intermediary entities, controls the Investment Manager, may be deemed to be the beneficial owner of all shares held by the Numeric Funds. The Parent Company’s address is Riverbank House, 2 Swan Lane, London EC4R 3AD, United Kingdom.

(4)

Consists of (a) 25,962 shares of common stock owned by Mr. Abkemeier and (b) 30,000 shares of restricted stock owned by Mr. Abkemeier, which will vest on an annual basis through January 20, 2018 (c) 3,632 shares of restricted stock owned by Mr. Abkemeier, which will vest on an annual basis through March 13, 2019, (d) 2,980 shares of restricted stock owned by Mr. Abkemeier, which will vest on an annual basis through February 22, 2020 and (e) 3,461 shares subject to options that are exercisable within 60 days of March 23, 2016.

(5)

Consists of (a) 30,000 shares of common stock owned by Mr. Beatty and (b) 2,741 shares of restricted stock owned by Mr. Beatty, which will vest on May 19, 2016 and (c) 7,879 shares subject to options that are exercisable within 60 days of March 23, 2016.

(6)

Consists of (a) 7,634 shares of common stock owned by Mr. Bullock, (b) 1,030 shares of restricted stock owned by Mr. Bullock, which will vest on an annual basis through March 15, 2017, (c) 2,941 shares of restricted stock owned by Mr. Bullock, which will vest on an annual basis through September 19, 2017, (d) 1,642 shares of restricted stock owned by Mr. Bullock, which will vest on an annual basis through March 17, 2018, (e) 20,877 shares of restricted stock owned by Mr. Bullock, which will vest on May 20, 2017, (f) 1,877 shares of restricted stock owned by Mr. Bullock, which will vest on an annual basis through March 13, 2019, (g) 2,980 shares of restricted stock owned by Mr. Bullock, which will vest on an annual basis through February 22, 2020 and (h) 57,463 shares subject to options that are exercisable within 60 days of March 23, 2016.

(7)

Consists of (a) 5,336 shares of common stock owned by Mr. Carter, (b) 16,874 shares of restricted stock owned by Mr. Carter, which will vest on an annual basis through June 22, 2019, (c) 8,939 shares of restricted stock owned by Mr. Carter, which will vest on an annual basis through February 22, 2020.

(8)	Mr. Evans does not own any shares of common stock as of March 23, 2016.
(9)	Consists of (a) 1,474 shares of common stock owned by Mr. Greenberg and (b) 5,482 shares of restricted stock owned by Mr. Greenberg, which will vest on May 19, 2019.
(10)	Consists of (a) 504,269 shares of common stock owned by Mr. Hynes and (b) 5,482 shares of restricted stock owned by Mr. Hynes, which will vest on May 19, 2019.
(11)	Consists of (a) 86,149 shares of common stock owned by Mr. Ingeneri and (b) 5,482 shares of restricted stock owned by Mr. Ingeneri, which will vest on May 19, 2019.
(12)	Consists of (a) 7,764 shares of common stock owned by Mr. Samples and (b) 5,482 shares of restricted stock owned by Mr. Samples, which will vest on May 19, 2019.
(13)

Consists of (a) 10,086 shares of common stock owned by Mr. Schoder, (b) 5,000 shares of restricted stock owned by Mr. Schoder, which will vest on an annual basis through November 25, 2017, (c) 7,500 shares of restricted stock owned by Mr. Schoder, which will vest on an annual basis through November 24, 2018, (d) 22,500 shares of restricted stock owned by Mr. Schoder, which will vest on an annual basis through January 30, 2019, (e) 2,421 shares of restricted stock owned by Mr. Schoder, which will vest on an annual basis through March 13, 2019, (f) 2,980 shares of restricted stock owned by Mr. Schoder, which will vest on an annual basis through February 22, 2020 and (g) 2,307 shares subject to options that are exercisable within 60 days of March 23, 2016.

(14)

Consists of (a) 8,691 shares of common stock owned by Mr. Scorza, (b) 1,030 shares of restricted stock owned by Mr. Scorza, which will vest on an annual basis through March 15, 2017, (c) 2,941 shares of restricted stock owned by Mr. Scorza, which will vest on an annual basis through September 19, 2017, (d) 1,642 shares of restricted stock owned by Mr. Scorza, which will vest on an annual basis through March 17, 2018, (e) 20,877 shares of restricted stock owned by Mr. Scorza, which will vest on May 20, 2017, (f) 1,877 shares of restricted stock owned by Mr. Scorza, which will vest on an annual basis through March 13, 2019, (g) 2,980 shares of restricted stock owned by Mr. Scorza, which will vest on an annual basis through February 22, 2020 and (h) 64,121 shares subject to options that are exercisable within 60 days of March 23, 2016.

(15)

Consists of (a) 68,206 shares of common stock owned by Mr. Wren and (b) 5,482 shares of restricted stock owned by Mr. Wren, which will vest on May 19, 2019 and (c) 450,000 shares subject to options that are exercisable within 60 days of March 23, 2016.

(16)	Consists of (a) 6,959 shares of common stock owned by Ms. Wright and (b) 5,482 shares of restricted stock owned by Ms. Wright, which will vest on May 19, 2019.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”), as amended, requires our directors, executive officers and holders of more than 10% of our common stock to file reports with the SEC regarding their ownership and changes in ownership of our securities. These persons and entities are also required by the SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on representations and information provided to us by the persons required to make such filings, we believe that, during 2015, our directors, executive officers and 10% stockholders complied with all applicable Section 16(a) filing requirements with the exception of one late Form 4 filing for each of Messrs. Harrington and Monto.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Summary

This Compensation Discussion and Analysis provides information regarding the compensation program in place for 2015 for our Chief Executive Officer, Chief Financial Officer and Former Chief Executive Officer and the three most highly compensated executive officers other than the aforementioned executive officers. For 2015, our named executive officers were:

•	Matthew Carter, Jr., President and Chief Executive Officer;

•	Kurt J. Abkemeier, Chief Financial Officer and Executive Vice President;

•	John T. Bullock, Chief Technology Officer and Executive Vice President of Network Operations;

•	John M. Schoder, Chief Marketing Officer and Executive Vice President;

•	Brett A. Scorza, Chief Information Officer and Executive Vice President of Information Technology; Product Development; and

•	G. Edward Evans, Former Chief Executive Officer.

Effective June 22, 2015, Matthew Carter, Jr. was appointed as our President and Chief Executive Officer, replacing our Former Chief Executive Officer, G. Edward Evans.

We provide U.S. and international voice telecommunications services primarily on a wholesale basis. We offer these services using an all-IP network, which enables us to deliver global connectivity for a variety of media, including voice and, historically, data and video. Our solutions enable carriers and other providers to deliver telecommunications traffic or other services where they do not have their own network or elect not to use their own network. These solutions are sometimes called “off-net” services. We also provide our solutions to customers, such as “over the top” providers, who also typically do not have their own network. Over the past several years, we have faced increasing direct competition from other competitive providers of voice services and indirect competition from carriers that directly connect their voice switches. The voice services we provide are highly competitive.

Our company maintains compensation plans that tie a substantial portion of executives’ overall compensation to our financial and operational performance, as measured by metrics such as revenue, adjusted EBITDA and free cash flow, as more fully described herein, as well as key strategic goals such as the development of our network, the establishment and maintenance of strategic relationships and the growth of our customer base. We also base certain of our equity grants on the total stockholder return we provide to our stockholders.

We generally compensate our named executive officers through a mix of compensation elements, which primarily include:

•	base salary;

•	annual cash incentive bonuses;

•	long-term incentive plan awards;

•	severance benefits;

•	change in control benefits;

•	other compensation, such as travel, living and relocation expenses; and

•	401(k) plan.

In 2015, we made substantial progress toward our Company’s long-term strategic goals. Our Compensation Committee also evaluated these efforts, as well as our performance against our 2015 corporate targets, when awarding annual cash bonuses to our executive officers.

This Compensation Discussion and Analysis includes detailed information on how compensation decisions are made, the overall objectives of our compensation program, a description of the various components of compensation that we provide, and additional information pertinent to understanding the compensation of our executive officers.

Compensation Philosophy and Objectives

The material principles underlying our executive compensation policies and decisions are intended to:

•	implement compensation packages that are competitive with comparable organizations and allow us to attract and retain the best possible executive talent;

•	relate annual and long-term cash and stock incentives to achievement of measurable corporate and individual performance objectives;

•	appropriately balance the mix of cash and non-cash short- and long-term compensation;

•	encourage integrity in business dealings through the discretionary portion of our compensation package; and

•	align executives’ incentives with long-term stockholder value creation.

To implement these principles, the Compensation Committee, which is responsible for approving and administering the compensation program for executive officers and certain senior employees, including our named executive officers, expects to maintain compensation plans that tie a substantial portion of executives’ overall compensation to our financial and operational performance, as measured by metrics such as revenue, adjusted EBITDA, free cash flow and total stockholder return, as more fully described below, as well as key strategic goals such as the development of our network, the establishment and maintenance of strategic relationships and the growth of our customer base. Due to the importance of their leadership, strategic planning and policymaking roles, our executives have a large portion of their total compensation “at risk” and thus subject to corporate and individual performance.

Overview of Compensation Methodology

Our Compensation Committee, both formally and informally, reviews competitive market compensation practices regularly by engaging independent compensation consultants, speaking to recruitment agencies and reviewing publicly available information relating to compensation of executive officers at other comparable companies.

In 2013, we retained Towers Watson (known as Towers Perrin until its merger with Watson Wyatt Worldwide, Inc. in January 2010) as a compensation consultant to assist us in evaluating the compensation of our executive officers. Towers Watson used the 2013 Towers Watson Compensation Survey Reports (CSR) General Industry Top Management Survey in its evaluation of base salaries, total cash compensation and total direct compensation, which had 480 participating organizations. For compensation planning purposes, Towers Watson recommended that the most reasonable approach was to evaluate our pay practices for our executive officers against the survey data by “size-adjusting” the survey data based on revenues via a statistical regression analysis. For confidentiality purposes, Towers Watson did not disclose the specific compensation data by company in its surveys. We believe that the aforementioned survey group was appropriate because of its significant sample size, the inclusion of reasonably accurate executive position matches for benchmarking purposes and the inclusion of salary data for companies from other industries from which we might recruit future executive officer candidates.

In 2013, we also retained Pearl Meyer to assist us in evaluating and updating certain aspects of our equity compensation practices and conducting a competitive review of long-term equity incentive compensation for our named executive officers in order to strengthen our compensation programs and further align them with our business strategy. Specifically, Pearl Meyer provided relevant market data and trend information, advice, alternatives and recommendations regarding the components of our equity compensation programs in an effort to better reflect and reward corporate and individual performance.

In 2014, we again retained Pearl Meyer to assist us in evaluating and updating certain aspects of our long-term equity incentive compensation for our named executive officers in order to further strengthen our compensation programs and align them with our business strategy. Specifically, Pearl Meyer provided updated relevant market data and trend information, advice, alternatives and recommendations regarding the components of our equity compensation programs in an effort to better reflect and reward corporate and individual performance. In 2014, Pearl Meyer also commenced working on changes to the design of our long-term equity incentive plan to incorporate grants of performance stock units. We made these changes in 2015.

In 2015, Pearl Meyer assisted us in further evaluating certain aspects of our long-term equity incentive compensation programs and further align them with our business strategy. Specifically, Pearl Meyer provided advice, alternatives and recommendations regarding the components of our equity compensation programs in an effort to better reflect and reward corporate and individual performance.

Our Compensation Committee has assessed the independence of Pearl Meyer and has concluded that no conflict of interest exists that would prevent them from serving as independent consultants to our Compensation Committee. Our Compensation Committee considers the following factors in determining that its compensation consultants are independent: SEC rules regarding compensation consultant independence, including the amount of fees paid by us as a percentage of the consulting firm’s total revenue, conflict of interest policies of the consulting firm and business or personal relationships between the consulting firm and the members of our Compensation Committee or our executive officers. Our Compensation Committee pre-approves all other work unrelated to executive compensation proposed to be provided by such compensation consultants.

The Compensation Committee does not seek to set executive compensation at or near any particular percentile, although we generally believe that executive compensation should be comparable to the range for executives in similar positions at comparable companies, subject to a variety of factors. Market data is only one of the factors the Compensation Committee considers in determining executive compensation levels. Other factors include the officer’s leadership and advancement of our long-term strategy, plans and objectives, individual performance and contribution to our success and an overall assessment of our financial condition.

Further, we provide our stockholders with the opportunity to cast an annual advisory vote to approve named executive officer compensation (a “say-on-pay proposal”). At our recent annual meetings of stockholders, a substantial majority of the votes cast on the say-on-pay proposal were voted in favor of the compensation program described in the Company’s proxy statement for such annual meeting. Our Compensation Committee believes this affirms stockholders’ support of the Company’s approach to executive compensation and, as such, has not made significant changes to its approach in recent years and has taken additional steps to specifically reward our executive officers for their efforts in increasing relative total stockholder return and corresponding stock price improvement over the grant-date stock price. Our Compensation Committee has also utilized the support of compensation consultants to ensure that our approach to executive compensation is regularly evaluated. Our Compensation Committee will continue to consider the outcome of the stockholders’ votes on say-on-pay proposals, which will be held annually until the next stockholder advisory vote on the frequency of future votes on named executive officer compensation, when evaluating our executive compensation programs and making future compensation decisions for our named executive officers.

Our Compensation Committee reviews and approves all of our compensation policies for our named executive officers.

Elements of Compensation

The principal elements of our compensation package are as follows:

•	base salary;

•	annual cash incentive bonuses;

•	long-term incentive plan awards;

•	severance benefits;

•	change in control benefits;

•	other compensation, such as travel, living and relocation expenses; and

•	401(k) plan.

Base Salary

Base salary is used to recognize the experience, skills, knowledge and responsibilities required of all our employees, including our named executive officers. Generally, we do not seek to set executive base salaries at or near any particular percentile, although we generally believe that base salaries should be comparable to the range of salaries for executives in similar positions at comparable companies, subject to a variety of factors. When establishing base salaries, the Compensation Committee considers a number of factors, including the seniority of the individual, the functional role of the position, the level of the individual’s responsibility, the ability to replace the individual, the base salary of the individual at their prior employment and the number of well qualified candidates available to assume the individual’s role.

Base salaries of our named executive officers are reviewed at a minimum annually by our Compensation Committee during our performance review, and adjusted from time to time to realign salaries with market levels after taking into account individual responsibilities, performance and experience. For a further description of base salaries of our named executive officers, see “—Employment Agreements” below.

Annual Cash Incentive Bonus

We have an annual cash incentive bonus plan for nearly all employees, including our named executive officers. The annual cash incentive bonuses are generally intended to compensate for the achievement of our annual internal corporate financial targets, as outlined below. Amounts payable under the annual cash incentive bonus plan are calculated as a percentage of the applicable officer’s base salary, with higher ranked executive officers being compensated at a higher percentage of base salary. The determination of actual bonus payments is typically based on the Company’s achievement of the corporate targets. However, our Compensation Committee retains the discretion to adjust bonus payments based on an individual’s achievement of personal performance objectives. The corporate targets are the financial metrics contained in the internal business plan adopted by our Board, including revenue targets, adjusted EBITDA targets and free cash flow targets. Adjusted EBITDA and free cash flow are non-GAAP financial measures. EBITDA is defined as net income before (a) interest expense, net (b) income tax expense and (c) depreciation and amortization. Adjusted EBITDA is defined as EBITDA as further adjusted to eliminate non-cash share-based compensation. Free cash flow is defined as adjusted EBITDA as further adjusted to eliminate capital expenditures.

Our 2015 corporate targets were revenues of $224.1 million, adjusted EBITDA of $77.9 million and free cash flow of $65.6 million; we achieved actual revenues of $248.6, million, actual adjusted EBITDA of $77.5 million and actual free cash flow of $51.1 million.

Since the components of the corporate targets for 2016 contain highly sensitive data such as targeted revenue, adjusted EBITDA and free cash flow, we do not disclose specific future measures and targets because we believe that such disclosure would result in serious competitive harm and be detrimental to our operating performance. Achievement of the annual internal business plan financial metrics adopted by our Board will result in full credit being given for the corporate targets portion of the annual cash incentive bonus.

In addition, if we exceed annual internal corporate financial targets by a pre-determined targeted percentage, or “stretch goal,” the annual cash incentive bonus for our named executive officers may be increased above the target bonus. For example, while the 2016 target bonus is set at 80% of the annual salary of our Chief Executive Officer, 60% of the annual salary of our Chief Financial Officer and 50% of the annual salary for all other named executive officers, our Compensation Committee has established a “stretch goal” with specific criteria tied to exceeding the annual internal business plan, which could result in an additional cash incentive bonus, as determined by the Compensation Committee, awarded for meeting such “stretch goals.” Conversely, if we fail to meet annual internal corporate financial targets by a pre-determined targeted percentage, no bonus will be awarded.

Although the determination of actual bonus payments is typically based solely on the Company’s achievement of the corporate financial targets, our Compensation Committee retains the discretion to adjust bonus payments based on an individual’s achievement of personal performance objectives. To the extent utilized, individual objectives are necessarily tied to the particular area of expertise of the employee and their performance in attaining those objectives relative to external forces, internal resources utilized and overall individual effort. Successful attainment of all required metrics will result in payment of the full annual cash incentive bonus, plus an additional bonus amount awarded at the discretion of the Compensation Committee if the “stretch goal” criteria are met in whole or in part. Failure to meet all of the required metrics will generally result in no payment being made.

The corporate financial targets under our annual cash incentive bonus program are intended to be challenging yet achievable for the participants, but only if there is a high level of performance by our executive officers. The targets are meant to require substantial efforts by our executive officers and their teams toward achieving our strategic goals and cost cutting measures, but at the same time they are intended to be within reach if such significant efforts are made. In addition, achievement of “stretch goal” criteria will be substantially more challenging and therefore less likely to be achieved.

In 2013, the Compensation Committee determined that our named executive officers achieved more than 100% of the Company’s revenue target and more than 100% of the Company’s adjusted EBITDA target, and accordingly awarded annual cash incentive bonus amounts that exceeded the targeted bonus amounts. As a result, Mr. Evans received a bonus that was 75% of his base salary. In 2014, the Compensation Committee determined that our named executive officers achieved 104% of the Company’s revenue target, 125% of the Company’s adjusted EBITDA target and 131% of the Company’s free cash flow target, and accordingly awarded annual cash incentive bonus amounts that exceeded the target amounts. As a result, Mr. Evans received a bonus that was approximately 93% of his annual salary and Mr. Abkemeier received a bonus that was approximately 62% of his annual salary. In 2015, the Compensation Committee determined that our named executive officers achieved 110.9% of the Company’s revenue target, 99.5% of the Company’s adjusted EBITDA target and 77.9% of the Company’s free cash flow target, and accordingly awarded annual cash incentive bonus amounts that totaled 84.5% of the target amounts.

Set forth below are the bonus awards for 2013, 2014 and 2015 and the expected target bonus awards for 2016 (each as a percentage of annual base salary) for the named executive officers:

	2013 Bonus as a % of Annual Base Salary		2014 Bonus as a % of Annual Base Salary		2015 Bonus as a % of Annual Base Salary		2016 Target Bonus as a % of Annual Base Salary
Category	Target	Actual	Target	Actual	Target	Actual	Target
Matthew Carter Jr.(1)	—	—	—	—	42%	42%	80%
Kurt J. Abkemeier(2)	—	—	50%	62%	60%	51%	60%
John T. Bullock(3)	40%	60%	40%	50%	50%	37%	50%
John M. Schoder(4)	—	—	40%	50%	50%	43%	50%
Brett A. Scorza(5)	40%	60%	40%	50%	50%	37%	50%
G. Edward Evans(6)	50%	75%	75%	93%	—	—	—

(1)

Mr. Carter became our Chief Executive Officer effective June 22, 2015 and previously was not an employee of our company. For a description of Mr. Carter’s employment agreement, please refer to “Executive Compensation” below.

(2)

Mr. Abkemeier became our Chief Financial Officer effective January 20, 2014 and previously was not an employee of our company. For a description of Mr. Abkemeier’s employment agreement, please refer to “Executive Compensation” below.

(3)	Mr. Bullock joined the Company September 20, 2004. In 2015, he became our Executive Vice-President, Network Operations and Chief Technology Officer.
(4)

Mr. Schoder became our Senior Vice-President Voice Services effective November 19, 2013 and previously was not an employee of our company. In 2015, Mr. Schoder became our Executive Vice-President and Chief Marketing Officer.

(5)	Mr. Scorza joined the Company August 16, 2004. In 2015, he became our Executive Vice-President, IT and Product Development and Chief Information Officer.
(6)

On January 20, 2015, we announced that Mr. Evans would be departing as our Chief Executive Officer in connection with the expiration of Mr. Evan’s employment agreement dated April 1, 2011. On March 20, 2015, Mr. Evans entered into an interim employment agreement. Mr. Evans departed as our Chief Executive Officer on June 21, 2015, so did not receive a bonus in 2015. For a description of Mr. Evans’ interim employment agreement and employment agreement, please refer to “Executive Compensation” below.

The annual cash incentive bonus for the named executive officers is normally paid in a single installment in the first quarter following the year in which the annual cash incentive bonus was earned.

Long-Term Incentive Plan Awards

We also seek to foster our long-term performance by compensating executive officers through the use of stock-based awards, such as stock options, restricted stock awards, PSUs and other rights to receive compensation based on the value of our stock. We believe that these awards foster retention, reward employees for the growth of our Company, appropriately balance employees’ incentives and are competitive with market practices. Our Compensation Committee has determined that both stock options and restricted stock awards with time-based vesting schedules is appropriate, principally because stock options only have value if our stock price increases, while the restricted stock awards have a retention benefit regardless of stock price, and thus are important to help retain the recipient, but the overall value of the award is still based on stock price, while the award of performance stock units aligns our executive officers with our stockholders as the awards are based on our total stockholder return. In addition, our Compensation Committee has determined that PSUs are appropriate, principally because PSUs align our executives’ interests with our stockholders’ interests. The particular mix of the grants is determined by the Compensation Committee in its discretion after an overall assessment of all of the factors noted above. For 2015, the annual awards, as more fully discussed below, consisted of 25% stock options, 25% restricted stock and 50% performance stock units.

The size of the awards is based on an assessment of our financial position as well as individual objectives. Individual objectives are necessarily tied to the particular area of expertise of the employee and their performance in attaining those objectives relative to external forces, internal resources utilized and overall individual effort. The individual objectives for our named executive officers in 2015 generally included the following qualitative criteria:

•

Mr. Carter, President and Chief Executive Officer: the recruitment, retention and development of senior management, the strategic positioning of our products and services and the development of new services, management of various regulatory matters and other criteria such as performance against internal corporate financial targets.

•

Mr. Abkemeier, Chief Financial Officer and Executive Vice President: the management of our financial affairs, including our accounting and budgeting functions, mergers and acquisitions activity (if any) and other criteria, such as performance against internal corporate financial targets.

•

Mr. Bullock, Chief Technology Officer and Executive Vice President of Network Operations: the recruitment, retention and development of employees in his functional areas, the operation of our telecommunications network, and establishing and delivering services to our customers.

•

Mr. Schoder, Chief Marketing Officer and Executive Vice President: the recruitment, retention and development of employees in his functional areas, the strategic positioning of our products and services and vendor cost management.

•

Mr. Scorza, Chief Information Officer and Executive Vice President of Information Technology and Product Development: the recruitment, retention and development of employees in his functional areas, the continued development of and support for our information technology systems and the development of new products and services.

•	Mr. Evans departed as our Chief Executive Officer on June 21, 2015 so was not eligible to receive a bonus in 2015.

2015 Total Stockholder Return Performance-Based Awards

In 2015, the Compensation Committee incorporated a performance stock unit (“PSU”) component. The PSUs will be measured over 18-month, two- and three-year performance periods. Each PSU represents the right to receive, if and to the extent our total stockholder return (“TSR”) performance targets covering the 18-month, two- and three-year performance periods are satisfied, between zero and two shares of our common stock following completion of the performance period. At the end of the performance period, the PSUs will be distributed (to the extent earned and vested) in shares of our common stock based upon the level of achievement of our TSR performance targets set for the performance periods as determined by the Compensation Committee. The number of shares delivered for each PSU is based on the Company’s TSR weighted (i) two-thirds against the total stockholder return of all companies in the S&P 500 Index and (ii) one-third against the total stockholder return of all companies in the S&P Small Cap 600 Telecommunications Services Index.

In 2015, we awarded the target number of PSUs in the amounts set forth in the table below.

	Number of Performance Awards Granted at Target #
Matthew Carter, Jr.	33,748	(1)
Kurt J. Abkemeier	19,368	(2)
John T. Bullock	10,006	(3)
John M. Schoder	12,912	(4)
Brett A. Scorza	10,006	(5)
G. Edward Evans	—

(1)	Target PSUs for Mr. Carter of 33,748 are made up of grants for 2015, 2016 and 2017 in the amounts of 5,625, 11,249 and 16,874, respectively. On February 8, 2016, 8,258 shares of common stock, which includes accumulated dividends paid during the performance period, were delivered to Mr. Carter in connection with the completion of the 18-month performance period.
(2)

Target PSUs for Mr. Abkemeier of 19,368 are made up of grants for 2015, 2016 and 2017 in the amounts of 3,228, 6,456 and 9,684, respectively. On February 8, 2016, 4,739 shares of common stock, which includes accumulated dividends paid during the performance period, were delivered to Mr. Abkemeier in connection with the completion of the 18-month performance period.

(3)

Target PSUs for Mr. Bullock of 10,006 are made up of grants for 2015, 2016 and 2017 in the amounts of 1,775, 3,228 and 5,003, respectively. On February 8, 2016, 2,606 shares of common stock, which includes accumulated dividends paid during the performance period, were delivered to Mr. Bullock in connection with the completion of the 18-month performance period.

(4)

Target PSUs for Mr. Schoder of 12,912 are made up of grants for 2015, 2016 and 2017 in the amounts of 2,260, 4,196 and 6,456, respectively. On February 8, 2016, 3,317 shares of common stock, which includes accumulated dividends paid during the performance period, were delivered to Mr. Schoder in connection with the completion of the 18-month performance period.

(5)

Target PSUs for Mr. Scorza of 10,006 are made up of grants for 2015, 2016 and 2017 in the amounts of 1,775, 3,228 and 5,003, respectively. On February 8, 2016, 2,606 shares of common stock, which includes accumulated dividends paid during the performance period, were delivered to Mr. Scorza in connection with the completion of the 18-month performance period.

Mr. Evans departed as our Chief Executive Officer on June 21, 2015 so did not receive PSUs in 2015.

We granted additional PSUs on February 22, 2016, and plan to continue to grant performance-based awards in succeeding fiscal years, though such awards will only consist of awards measured over a three-year performance period. We believe that the annual aggregate value of our long-term incentive plan awards should be set near or above competitive median levels for comparable companies. Generally, we do not seek to set the annual aggregate value of our long-term incentive plan awards at or near any particular percentile, although we generally believe that the value of such awards should be comparable to the range for executives in similar positions at comparable companies, subject to a variety of factors. Such factors include the officer’s leadership and advancement of our long-term strategy, plans and objectives, individual performance and contribution to our success, budget guidelines and assessment of our financial condition.

2003 Stock Incentive Plan

On November 24, 2003, before we were a public company, we adopted the 2003 Stock Incentive Plan to provide certain of our employees, including our executive officers, with incentives to help align those employees’ interests with the interests of our stockholders. Until we became a public company, our 2003 Stock Incentive Plan was the principal method for our executive officers to acquire equity interests in us.

The Compensation Committee administers the 2003 Stock Incentive Plan and determines the type and amount of awards to be granted to eligible employees, directors and consultants based upon the principles underlying our executive compensation program. See “—Overview of Compensation Methodology” above. Prior to completing our initial public offering, awards were made under our 2003 Stock Incentive Plan and were generally tied to Compensation Committee meetings. Prior to completing our initial public offering, we adopted our 2007 Equity Incentive Plan discussed below and ceased awarding equity grants under the 2003 Stock Incentive Plan. As of November 24, 2013, the Compensation Committee may no longer make grants of options, restricted stock or other rights under the 2003 Stock Incentive Plan. As of March 23, 2016, there were 22,577 shares reserved for issuance under the 2003 Stock Incentive Plan in respect of awards outstanding under the plan.

Amended and Restated 2007 Equity Incentive Plan

Prior to the completion of our initial public offering, we adopted the Neutral Tandem, Inc. (n/k/a Inteliquent, Inc.) 2007 Equity Incentive Plan. The 2007 Equity Incentive plan provides for grants of stock options, restricted stock, restricted stock units, deferred stock units and other equity-based awards, such as performance stock units. Our directors, officers and other employees, as well as others performing services for us, are eligible for grants under the plan. Our Compensation Committee approves all awards under the plan. Future decisions regarding the amount and type of equity incentive compensation and relative weighting of these awards among total executive compensation will be based on our understanding of market practices of similarly situated companies and negotiations with our executives in connection with their initial or continued employment by us. Other factors, including the amount and percentage of our total equity on a diluted basis held by our executive officers, will also be considered.

The purpose of the 2007 Equity Incentive Plan is to provide these individuals with incentives to maximize stockholder value and otherwise contribute to our success. We believe that stock options, restricted stock awards and performance stock units granted pursuant to the 2007 Equity Incentive Plan can help to align our executives’ incentives with that of our stockholders and assist in the creation of long-term stockholder value while fostering employee retention. Because our Compensation Committee has the ability to determine certain vesting criteria and, with respect to options, the exercise price, our Compensation Committee may use such equity-based awards to create an appropriate balance of the short- and long-term non-cash compensation.

The following is a summary of the material terms of the 2007 Equity Incentive Plan, but does not include all of the provisions of the plan.

Administration. The Compensation Committee administers the 2007 Equity Incentive Plan. Our Board also has the authority to administer the plan and to take all actions that the Compensation Committee is otherwise authorized to take under the plan.

Available Shares. As of March 23, 2016, there were awards for 1,744,845 shares issued and outstanding under the 2007 Equity Incentive Plan, and 2,250,712 shares, representing approximately 6.6% of our outstanding common stock, available for issuance under the 2007 Equity Incentive Plan. The number of shares available for issuance under the 2007 Equity Incentive Plan is subject to adjustment in the event of a reorganization, stock split, merger or similar change in our corporate structure or the outstanding shares of common stock. In the event of any of these occurrences, we may make any adjustments we consider appropriate to, among other things, the number and kind of shares, options or other property available for issuance under the plan or covered by grants previously made under the plan. The shares available for issuance under the plan may be, in whole or in part, authorized and unissued or held as treasury shares.

Eligibility. Our directors, officers and employees, as well as other individuals performing services for us, are eligible to receive grants under the 2007 Equity Incentive Plan. However, only employees may receive grants of incentive stock options. In each case, the Compensation Committee will select the actual grantees.

Stock Options. Under the 2007 Equity Incentive Plan, the Compensation Committee or the Board may award grants of incentive stock options conforming to the provisions of Section 422 of the Internal Revenue Code, and other, non-qualified stock options. The Compensation Committee may not, however, award to any one person in any calendar year options to purchase common stock equal to more than 25.0% of the total number of shares authorized under the plan and, if required by the Internal Revenue Code, it may not award incentive options first exercisable in any calendar year whose underlying shares have a fair market value greater than $100,000, determined at the time of grant.

The exercise price of an option granted under the plan may not be less than 100% of the fair market value of a share of common stock on the date of grant, and the exercise price of an incentive option awarded to a person who owns stock constituting more than 10% of our voting power may not be less than 110% of such fair market value on such date.

Unless the Compensation Committee determines otherwise, the exercise price of any option may be paid in any of the following ways:

•	in cash;

•	by delivery of shares of common stock with a fair market value equal to the exercise price; and/or

•	by simultaneous sale through a broker of shares of common stock acquired upon exercise.

If a participant elects to deliver shares of common stock in payment of any part of an option’s exercise price, the Compensation Committee may in its discretion grant the participant a “reload option.” The reload option entitles its holder to purchase a number of shares of common stock equal to the number so delivered. The reload option may also include, if the Compensation Committee chooses, the right to purchase a number of shares of common stock equal to the number delivered or withheld in satisfaction of any of our withholding requirements in connection with the exercise of the original option. The terms of each reload option will be the same as those of the original exercised option, except that the grant date will be the date of exercise of the original option, and the exercise price will be the fair market value of the common stock on the date of exercise.

The Compensation Committee will determine the term of each option in its discretion. However, the terms of option awards under the 2007 Equity Incentive Plan are generally ten years and no term may exceed ten years from the date of grant or, in the case of an incentive option granted to a person who owns stock constituting more than 10% of the voting power of us, five years from the date of grant. In addition, all options under the 2007 Equity Incentive Plan, whether or not then exercisable, generally cease vesting when a grantee ceases to be a director, officer or employee of, or to otherwise perform services for, us or our subsidiaries.

For example, options generally expire 90 days after the date of cessation of service, so long as the grantee does not compete with us during the 90-day period. In the case of a participant’s retirement, all options that are exercisable shall remain so for up to 90 days after the date of retirement, and all options that were not exercisable will terminate upon the date of retirement. However, in the case of a participant’s death or disability, all options will become fully vested and exercisable and remain so for up to 90 days after the date of death or disability. In each of the foregoing circumstances, the Board or the Compensation Committee may elect to accelerate the vesting of unvested options and further extend the applicable exercise period in its discretion. Upon termination for cause, all options will terminate immediately. If we undergo a change in control and a grantee is terminated from service (other than for cause) within one year thereafter, all options will become fully vested and exercisable and remain so for up to one year after the date of termination. In addition, the Compensation Committee has granted certain equity awards that vest upon a change in control of us, whether or not the grantee is subsequently terminated. In 2015, we granted option awards in the amounts set forth in the table below.

Name	Number of Securities Underlying Options (#)		Exercise Price ($)
Matthew Carter Jr.	46,467	(1)	18.52
Kurt J. Abkemeier	13,847	(2)	15.49
John T. Bullock	7,154	(2)	15.49
John M. Schoder	9,231	(2)	15.49
Brett A. Scorza	7,154	(2)	15.49
G. Edward Evans	—		—

(1)

One-quarter of these options will vest on June 22, 2016 (the first anniversary date of the grants) with the remaining three-quarters of the options vesting in equal annual installments on the subsequent three anniversary dates of the grants.

(2)

One-quarter of these options vested on March 13, 2016 (the first anniversary date of the grants) with the remaining three-quarters of the options vesting in equal annual installments on the subsequent three anniversary dates of the grants.

Mr. Evans departed as our Chief Executive Officer on June 21, 2015so did not receive options in 2015.

Restricted Stock. Under the 2007 Equity Incentive Plan, the Compensation Committee may award restricted stock subject to the conditions and restrictions, and for the duration, which will generally be at least six months, that it determines in its discretion. If a participant ceases to be a director, officer or employee of, or to otherwise perform services for, us or our subsidiaries during any period of restriction, all shares of restricted stock on which the restrictions have not lapsed shall be immediately forfeited to us. If, however, the cessation occurs due to death, disability or retirement, all restrictions on shares of restricted stock granted to such participant shall lapse. If we undergo a change in control and a participant is terminated (other than for cause) from being a director, officer or employee of, or otherwise performing services for, us or our subsidiaries within one year after such change in control, all restrictions on shares of restricted stock granted to such participant shall lapse. In addition, the Compensation Committee has the authority to award shares of restricted stock with respect to which all restrictions shall lapse automatically upon a change in control of us, whether or not the participant is subsequently terminated.

In 2015, we granted restricted stock awards to our named executive officers in the amounts set forth in the table below.

Name	Number of Shares Awarded (#)		Date of Award
Matthew Carter Jr.	16,874	(1)	June 22, 2015
Kurt J. Abkemeier	5,411	(2)	February 23, 2015
	1,804	(3)	March 3, 2015
	4,842	(4)	March 13, 2015
John T. Bullock	2,814	(2)	February 23, 2015
	2,502	(4)	March 13, 2015
John M. Schoder	30,000	(5)	January 30, 2015
	2,886	(2)	February 23, 2015
	3,228	(4)	March 13, 2015
Brett A. Scorza	2,814	(2)	February 23, 2015
	2,502	(4)	March 13, 2015
G. Edwards Evans	14,610	(2)	February 23, 2015

(1)

One-quarter of these shares will vest on June 22, 2016 (the first anniversary date of the grants) with the remaining three-quarters of the shares vesting in equal annual installments on the subsequent three anniversary dates of the grants.

(2)	These shares vested immediately upon grant date on February 23, 2015.
(3)	These shares vested immediately upon grant date on March 3, 2015.
(4)

One-quarter of these shares vested on March 13, 2016 (the first anniversary date of the grants) with the remaining three-quarters of the shares vesting in equal annual installments on the subsequent three anniversary dates of the grants.

(5)

One-quarter of these shares vested on January 30, 2016 (the first anniversary date of the grants) with the remaining three-quarters of the shares vesting in equal annual installments on the subsequent three anniversary dates of the grants.

Restricted Stock Units; Deferred Stock Units. Under the 2007 Equity Incentive Plan, the Compensation Committee may award restricted stock units subject to the conditions and restrictions, and for the duration, which will generally be at least six months, that it determines in its discretion. Each restricted stock unit is equivalent in value to one share of common stock and entitles the grantee to receive one share of common stock for each restricted stock unit at the end of the vesting period applicable to such restricted stock unit. If a participant ceases to be a director, officer or employee of, or to otherwise perform services for us or our affiliates during any period of restriction, all restricted stock units on which the restrictions have not lapsed shall be immediately forfeited to us. If, however, the cessation occurs due to death, disability or retirement, all restrictions on restricted stock units granted to such participant shall lapse. If we undergo a change in control and a participant is terminated (other than for cause) from being a director, officer or employee of, or otherwise performing services for, us or our subsidiaries within one year after such change in control, all restrictions on restricted stock units granted to such participant shall lapse. In addition, the Compensation Committee has the authority to award restricted stock units with respect to which all restrictions shall lapse automatically upon a change in control of us, whether or not the participant is subsequently terminated. Prior to the later of (i) the close of the tax year preceding the year in which restricted stock units are granted or (ii) 30 days of first becoming eligible to participate in the plan (or, if earlier, the last day of the tax year in which the participant first becomes eligible to participate in the plan) and on or prior to the date the restricted stock units are granted, a grantee may elect to defer the receipt of all or a portion of the shares due with respect to the restricted stock units and convert such restricted stock units into deferred stock units. Subject to specified exceptions, the grantee will receive shares in respect of such deferred stock units at the end of the deferral period.

Performance Awards. Under the 2007 Equity Incentive Plan, the Compensation Committee may grant performance awards contingent upon achievement by the grantee, us and/or our subsidiaries or divisions of set goals and objectives regarding specified performance criteria, such as, for example, return on equity, over a specified performance cycle, as designated by the Compensation Committee. Performance awards may include specific dollar-value target awards, performance units, the value of which is established by the Compensation Committee at the time of grant, and/or performance shares. The value of a performance award may be fixed or fluctuate on the basis of specified performance criteria. A performance award may be paid out in cash and/or shares of our common stock or other securities.

Unless the Compensation Committee determines otherwise, if a grantee ceases to be a director, officer or employee of, or to otherwise perform services for, us or our subsidiaries prior to completion of a performance cycle due to death, disability or retirement, the grantee will receive the portion of the performance award payable to him or her based on achievement of the applicable performance criteria over the elapsed portion of the performance cycle. Except as otherwise determined by the Compensation Committee with respect to cash awards, if termination of employment or service occurs for any other reason prior to completion of a performance cycle, the grantee will become ineligible to receive any portion of a performance award. If we undergo a change in control, a grantee will earn no less than the portion of the performance award that he or she would have earned if the applicable performance cycle had terminated as of the date of the change in control.

Vesting, Withholding Taxes and Transferability of All Awards. The terms and conditions of each award made under the 2007 Equity Incentive Plan, including vesting requirements, will be set forth in a written agreement with the grantee. Except in limited circumstances, no award under the 2007 Equity Incentive Plan may vest and become exercisable within six months of the date of grant, unless the Compensation Committee determines otherwise.

Unless the Compensation Committee determines otherwise, a participant may elect to deliver shares of common stock, or to have us withhold shares of common stock otherwise issuable upon exercise of an option or upon grant or vesting of restricted stock or a restricted stock unit, in order to satisfy our withholding obligations in connection with any such exercise, grant or vesting.

Unless the Compensation Committee determines otherwise, no award made under the 2007 Equity Incentive Plan will be transferable other than by will or the laws of descent and distribution or to a grantee’s family member by gift or a qualified domestic relations order, and each award may be exercised only by the grantee, his or her qualified family member transferee, or any of their respective executors, administrators, guardians, or legal representatives. We do not have a policy to recover awards if relevant performance measures upon which they were based are restated or otherwise adjusted in a manner that would reduce the size of a payment.

Amendment and Termination of the 2007 Equity Incentive Plan. The Board may amend or terminate the 2007 Equity Incentive Plan in its discretion, except that no amendment will become effective without prior approval of our stockholders if such approval is necessary for continued compliance with NASDAQ listing requirements. Furthermore, any termination may not materially and adversely affect any outstanding rights or obligations under the 2007 Equity Incentive Plan without the affected participant’s consent. If not previously terminated by the Board, the 2007 Equity Incentive Plan will terminate on October 31, 2017.

Severance Benefits

Our named executive officers and certain other executives with employment agreements are covered by arrangements which specify payments in the event the executive’s employment is terminated. The type and amount of payments vary by executive level and the nature of the termination. These severance benefits are payable if and only if the executive’s employment terminates as specified in the applicable employment agreement. Our primary reason for including severance benefits in compensation packages is to attract and retain the best possible executive talent. We believe our severance benefits are competitive with general industry packages. For a further description of these severance benefits, see “—Employment Agreements” below.

Change in Control Benefits

Members of our Board, our named executive officers, and certain other members of our senior management are covered by arrangements, including but not limited to employment agreements, which specify accelerated vesting of unvested stock options, restricted stock and performance stock units in the event of a “change in control.” The Board’s stock options and restricted stock awards fully vest upon a change of control, and certain executives’ stock options and restricted stock partially vest upon a change of control and fully vest if, within a period of time of the change of control, they are not retained in their current capacity. In addition, the Compensation Committee has granted certain equity awards that vest upon a “change in control,” whether or not the grantee is subsequently terminated. Our primary reason for including change in control benefits in compensation packages is to attract and retain the best possible executive talent. We believe our change in control benefits are competitive with general industry practices.

In addition, our 2003 Stock Incentive Plan provides that in the event of our “change in control,” the Compensation Committee may otherwise determine the status of unvested options or restricted stock, including, without limitation, whether the successor corporation will assume or substitute an equivalent award, or portion thereof, for each outstanding award under the plan or, if there is no assumption or substitution of unvested outstanding awards, such unvested awards may be canceled.

For a further description of the employment agreements with our named executive officers, see “—Employment Agreements” below. For additional information concerning severance and change in control benefits, see “—Potential Payments upon Termination or Change in Control” below.

Other Compensation

In 2013, none of our named executive officers (other than Mr. Evans) received a material amount of travel, living and relocation expenses or other similar compensation, however, we intend to continue to maintain executive benefits for officers, and, the Compensation Committee may in its discretion revise, amend or increase named executive officers’ benefits as it deems advisable. We believe these benefits are currently not above median competitive levels for comparable companies and are beneficial in attracting and retaining executive talent.

In 2014, we appointed Mr. Abkemeier as our Chief Financial Officer and Executive Vice President. Under the terms of Mr. Abkemeier’s employment agreement, we agreed to reimburse Mr. Abkemeier’s reasonable expenses for his move to Chicago, Illinois, the cost of one round trip single passenger airline ticket (by economy class) per week between Chicago, Illinois and Atlanta, Georgia, and the cost of a corporate apartment prior to his relocation to Chicago, Illinois, up to a maximum aggregate amount of $100,000. In addition, we agreed to pay the realtor’s commission associated with the sale of Mr. Abkemeier’s home in Atlanta, Georgia, up to the lesser of 6% of the home’s sale price or $100,000. Mr. Abkemeier is no longer entitled to receive any amounts related to either the cost of a corporate apartment or realtor’s commission associated with the sale of Mr. Abkemeier’s home in Atlanta, Georgia.

In 2015, we appointed Matthew Carter, Jr. as our President and Chief Executive Officer. Under the terms of Mr. Carter’s employment agreement, we agreed to reimburse Mr. Carter’s for his reasonable commuting expenses between San Diego, California and Chicago, Illinois, including the cost of one round trip single passenger airline ticket (by economy class) per week and the cost of a corporate apartment prior to his relocation to Chicago, Illinois, up to a maximum aggregate amount of $100,000. Further, to the extent that any such relocation amounts are not used, we agreed that such amounts would be applied against Mr. Carter’s costs and expenses related to his relocation to Chicago, Illinois. Mr. Carter has received payment of the amount referenced above in full. In addition, under the terms of Mr. Carter’s employment agreement, we agreed to reimburse Mr. Carter’s reasonable and customary relocation expenses related to his move to Chicago, Illinois, including real estate brokerage commissions and customary closing costs, up to a maximum aggregate amount of $150,000. We continue to pay Mr. Carter for his reasonable and customary relocation expenses related to his relocation to Chicago, Illinois, up to the maximum aggregate amount referenced above.

Under the terms of Mr. Evans’ interim employment agreement, in 2015, we provided Mr. Evans with lodging near our principal offices in Chicago, Illinois. We also provided Mr. Evans with one round trip single passenger airline ticket (by economy class) per week between Chicago, Illinois and Oklahoma City, Oklahoma.

For a description of the employment agreements with our named executive officers, see “—Employment Agreements” below.

401(k) Plan

We maintain a tax-qualified retirement plan that provides eligible employees with an opportunity to save for retirement on a tax-advantaged basis. Eligible employees are able to participate in the 401(k) plan on the first day of the month following the employee’s respective start date. We match 100% of the first 4% of income for employees who participate. Pre-tax contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives, other than our common stock, according to the participants’ directions. All employee contributions are 100% vested. The 401(k) plan is intended to qualify under Sections 401(a) and 501(a) of the Internal Revenue Code. As a tax-qualified retirement plan, contributions to the 401(k) plan and earnings on those contributions are not taxable to the employees until distributed from the 401(k) plan. We believe that offering a 401(k) retirement plan increases our ability to attract and retain the best possible talent.

Differences in Compensation

Between our named executive officers there are variances in both the amount and the mix of compensation. Generally, the differences reflect the level of responsibility and the experience of the named executive officer. Among our named executive officers, the compensation differences in 2015 largely reflect the differences in overall responsibility, with Mr. Carter, our Chief Executive Officer, paid at the highest pay scale reflective of his greater responsibility.

Role of Executive Officers in Executive Compensation

The Compensation Committee determines the compensation payable to each of the named executive officers as well as the compensation of the members of the Board. The Compensation Committee determines the compensation paid to each of our named executive officers based upon various factors and sources of information, including recommendations of management. See “—Overview of Compensation Methodology” and

“—Elements of Compensation” above. No member of our management, including our named executive officers, provides recommendations to the Compensation Committee with respect to his or her own compensation.

Employment Agreements

We have entered into an employment agreement with each of our named executive officers. Each employment agreement provides for an annual salary and a discretionary annual incentive cash bonus and/or equity awards up to 80% for our chief executive officer, 60% for our Chief Financial Officer and 50% in the case of all of our other named executive officer’s annual salary or such greater amount as our Board may determine. Each of the agreements provides for a severance payment over a prescribed term in the event the named executive is terminated without cause, including if his duties are materially changed in connection with a change of control. Each agreement also provides that no severance payment is due in the event of termination with cause, which includes termination for willful misconduct, conviction of a felony, dishonesty or fraud. Each agreement further contains an agreement by the named executive officer not to compete with us for a defined term equal in length to the applicable severance payment in the respective employment agreement, which we feel is reasonable and consistent with industry guidelines.

Matthew Carter, Jr. We entered into an employment agreement with Mr. Carter, effective June 22, 2015, under which Mr. Carter agreed to serve as our President and Chief Executive Officer for a term of three years, which term renews automatically for one-year terms unless we or Mr. Carter provide prior notice of termination. Pursuant to the terms of his employment agreement, Mr. Carter’s annual salary is $500,000. In the event Mr. Carter’s employment is terminated by us without case or by Mr. Carter for good reason or any reason following the Company’s delivery of a notice of non-renewal of the agreement, we are obligated to pay to Mr. Carter any unpaid base salary through the date of termination, any accrued vacation pay and severance equal to twelve months’ base salary at the salary rate in effect on the date of termination. If, within twelve months following or one month prior to a change of control, Mr. Carter’s employment is terminated by the Company without cause, or terminated by Mr. Carter for good reason or for any reason following the Company’s delivery of a notice of non-renewal of the agreement, the Company will be obligated to pay Mr. Carter any unpaid base salary through the date of termination, any accrued vacation pay and severance equal to twenty-four months’ base salary at the salary rate in effect on the date of termination. In either case, the Company will provide Mr. Carter with senior executive level career transition services for a period of twelve months up to a maximum cost of $50,000. In the event Mr. Carter dies, becomes disabled or his employment terminates for any other reason, the Company will be obligated to pay Mr. Carter (or his legal representative) any unpaid base salary through the date of termination, any unused vacation pay accrued through the date of termination, any unreimbursed expenses and an amount equal to a prorated portion of Mr. Carter’s target bonus for the year in which the termination occurs. During the employment period and through the first anniversary of the date of Mr. Carter’s termination, Mr. Carter will be prohibited from directly or indirectly competing with the Company. We also agreed to reimburse Mr. Carter’s for his reasonable commuting expenses between San Diego, California and Chicago, Illinois, including the cost of one round trip single passenger airline ticket (by economy class) per week and the cost of a corporate apartment prior to his relocation to Chicago, Illinois, up to a maximum aggregate amount of $100,000. Further, to the extent that any such relocation amounts are not used, we agreed that such amounts would be applied against Mr. Carter’s costs and expenses related to his relocation to Chicago, Illinois. Mr. Carter has received payment of the amount referenced above in full. In addition, we agreed to reimburse Mr. Carter’s reasonable and customary relocation expenses related to his move to Chicago, Illinois, including brokerage commissions and customary real estate closing costs, up to a maximum aggregate amount of $150,000. We continue to pay Mr. Carter for his reasonable and customary relocation expenses related to his relocation to Chicago, Illinois, up to the maximum aggregate amount referenced above.

Kurt J. Abkemeier. We entered into an employment agreement with Mr. Abkemeier, effective January 20, 2014, under which Mr. Abkemeier agreed to serve as our Chief Financial Officer and Executive Vice President for a term of three years, which term renews automatically for one-year terms unless we or Mr. Abkemeier provide prior notice of termination. Pursuant to the terms of his employment agreement, Mr. Abkemeier’s annual salary is $320,000, and effective January 1, 2015, Mr. Abkemeier’s salary was increased to $330,000. In the event Mr. Abkemeier’s employment is terminated by us without cause or by Mr. Abkemeier for good reason or for any reason following the Company’s delivery of a notice of non-renewal of the agreement, we are obligated to pay to Mr. Abkemeier any unpaid base salary through the date of termination, any accrued vacation pay and severance equal to one year’s base salary at the salary rate in effect on the date of termination. If, within twelve months following a change of control, Mr. Abkemeier’s employment is terminated by us without cause, or terminated by Mr. Abkemeier for good reason or for any reason following the Company’s delivery of a notice of non-renewal of the agreement, we are obligated to pay to Mr. Abkemeier any unpaid base salary through the date of termination, any accrued vacation pay and severance equal to two years’ base salary. In the event Mr. Abkemeier dies, becomes disabled or his employment terminates for any other reason, we are obligated to pay Mr. Abkemeier any unpaid base salary through the date of termination, any unused vacation accrued through the date of termination and any unreimbursed business expenses. During the employment period and through the first anniversary of the date of Mr. Abkemeier’s termination, Mr. Abkemeier is prohibited from directly or indirectly competing with us. We also agreed to reimburse Mr. Abkemeier’s reasonable expenses for his move to Chicago, Illinois, the cost of one round trip single passenger airline ticket (by economy class) per week between Chicago, Illinois and Atlanta, Georgia, and the cost of a corporate apartment prior to his relocation to Chicago, Illinois, up to a maximum aggregate amount of $100,000. In addition, we agreed to pay the realtor’s commission associated with the sale of Mr. Abkemeier’s home in Atlanta, Georgia, up to the lesser of 6% of the home’s sale price or $100,000. Mr. Abkemeier is no longer entitled to receive any amounts related to either the cost of a corporate apartment or realtor’s commission associated with the sale of Mr. Abkemeier’s home in Atlanta, Georgia.

John T. Bullock. We entered into an employment agreement with Mr. Bullock, effective September 2, 2008, under which Mr. Bullock agreed to serve as SVP, Network Engineering and Operations (Mr. Bullock has since been promoted to Chief Technology Officer and Executive Vice President of Network Operations) for a term initially set to expire on February 5, 2010, which renews automatically for one-year terms unless we or Mr. Bullock provide prior notice of termination. As of January 1, 2016, Mr. Bullock’s annual salary was $255,233. Effective November 1, 2015, Mr. Bullock’s annual salary was increased to $270,000. If Mr. Bullock’s employment is terminated by us without cause, or terminated by Mr. Bullock for good reason or for any reason following the Company’s delivery of a notice of non-renewal of the agreement, we are obligated to pay to Mr. Bullock any unpaid base salary through the date of termination, any accrued vacation pay and severance equal to twelve months’ base salary at the salary rate in effect on the date of termination. If, within twelve months following a change of control, Mr. Bullock’s employment is terminated by us without cause, or terminated by Mr. Bullock for good reason or for any reason following the Company’s delivery of a notice of non-renewal of the agreement, we are obligated to pay to Mr. Bullock any unpaid base salary through the date of termination, any accrued vacation pay and severance equal to twenty-four months’ base salary at the salary rate in effect on the date of termination. In the event Mr. Bullock dies, becomes disabled or his employment terminates for any other reason, we are obligated to pay Mr. Bullock any unpaid base salary through the date of termination, any unused vacation accrued through the date of termination and any unreimbursed business expenses. During the employment period and through the first anniversary of the date of Mr. Bullock’s termination, Mr. Bullock is prohibited from directly or indirectly competing with us.

John M. Schoder. We entered into an employment agreement with Mr. Schoder, effective January 30, 2015, under which Mr. Schoder agreed to serve as Executive Vice President, Sales, Product and Marketing (Mr. Schoder has since been promoted to Chief Marketing Officer and Executive Vice President) for a term of two years, which renews automatically for one-year terms unless we or Mr. Schoder provide prior notice of termination. Pursuant to the terms of his employment agreement, Mr. Schoder’s annual salary is $270,000. If Mr. Schoder’s employment is terminated by us without cause, or terminated by Mr. Schoder for good reason or for any reason following the Company’s delivery of a notice of non-renewal of the agreement, we are obligated to pay to Mr. Schoder any unpaid base salary through the date of termination, any accrued vacation pay and severance equal to twelve months’ base salary at the salary rate in effect on the date of termination. If, within twelve months following a change of control, Mr. Schoder’s employment is terminated by us without cause, or terminated by Mr. Schoder for good reason or for any reason following the Company’s delivery of a notice of non-renewal of the agreement, we are obligated to pay to Mr. Schoder any unpaid base salary through the date of termination, any accrued vacation pay and severance equal to twenty-four months’ base salary at the salary rate in effect on the date of termination. In the event Mr. Schoder dies, becomes disabled or his employment terminates for any other reason, we are obligated to pay Mr. Schoder any unpaid base salary through the date of termination, any unused vacation accrued through the date of termination and any unreimbursed business expenses. During the employment period and through the first anniversary of the date of Mr. Schoder’s termination, Mr. Schoder is prohibited from directly or indirectly competing with us.

Brett A. Scorza. We entered into an employment agreement with Mr. Scorza, effective November 3, 2006, under which Mr. Scorza agreed to serve as Vice President of Information Systems (Mr. Scorza has since been promoted to Chief Information Officer and Executive Vice President of Information Technology and Product Development) for a term of four years, which renews automatically for one-year terms unless we or Mr. Scorza provide prior notice of termination. As of January 1, 2016, Mr. Scorza’s annual salary was $255,481. Effective November 1, 2015, Mr. Scorza’s annual salary was increased to $270,000. If Mr. Scorza’s employment is terminated by us without cause, or terminated by Mr. Scorza for good reason or for any reason following the Company’s delivery of a notice of non-renewal of the agreement, we are obligated to pay to Mr. Scorza any unpaid base salary through the date of termination, any accrued vacation pay and severance equal to twelve months’ base salary at the salary rate in effect on the date of termination. If, within twelve months following a change of control, Mr. Sccorza’s employment is terminated by us without cause, or terminated by Mr. Scorza for good reason or for any reason following the Company’s delivery of a notice of non-renewal of the agreement, we are obligated to pay to Mr. Scorza any unpaid base salary through the date of termination, any accrued vacation pay and severance equal to twenty-four months’ base salary at the salary rate in effect on the date of termination. In the event Mr. Scorza dies, becomes disabled or his employment terminates for any other reason, we are obligated to pay Mr. Scorza any unpaid base salary through the date of termination, any unused vacation accrued through the date of termination and any unreimbursed business expenses. During the employment period and through the first anniversary of the date of Mr. Scorza’s termination, Mr. Scorza is prohibited from directly or indirectly competing with us.

G. Edward Evans. We entered into an employment agreement with Mr. Evans, effective April 1, 2011, under which Mr. Evans agreed to serve as our Chief Executive Officer for a term of four years. Pursuant to the terms of his employment agreement, Mr. Evans’ annual salary was initially $495,000 and, effective January 1, 2014, Mr. Evans’ annual salary was increased to $514,800. The Company agreed to provide Mr. Evans with a furnished corporate apartment within reasonable commuting distance of the Company’s principal offices in Chicago, Illinois. The Company also agreed to provide Mr. Evans with one round trip single passenger airline ticket (by economy class) per week between Chicago, Illinois and Oklahoma City, Oklahoma. During the employment period and through the first anniversary of the date of Mr. Evans’ termination, Mr. Evans was prohibited from directly or indirectly competing with us.

On January 20, 2015, we announced that Mr. Evans would be departing as our Chief Executive Officer in connection with the upcoming expiration of his employment agreement. On March 20, 2015, Mr. Evans entered into an interim employment agreement effective as of April 1, 2015. Under the interim employment agreement, Mr. Evans continued to serve as our Chief Executive Officer on an interim basis during a term that commenced on April 1, 2015 and expired on June 2, 2015 (the “Interim Employment Period”). The interim employment agreement provided for an annual salary of $1,029,600 and no discretionary annual incentive cash bonus. The Company continued to reimburse Mr. Evans for reasonable costs incurred in connection with Mr. Evans’ travel between Oklahoma City, Oklahoma and Chicago, Illinois during the Interim Employment Period, including reasonable travel, lodging and meal expenses. Upon the termination of the Interim Employment Period, the Company was obligated to pay to Mr. Evans any unpaid base salary through the date of termination, any accrued vacation pay and severance equal to twelve months’ base salary at the annual salary rate of $514,800. In addition, upon the termination of the Interim Employment Period, any unvested equity awards received by Mr. Evans that would have vested within eighteen (18) months of the termination date of the interim employment agreement became immediately vested on the day after such termination date. Any stock option awards that became vested pursuant to the interim employment agreement expired on December 22, 2015. The foregoing severance obligations were subject to Mr. Evans executing a general release in favor of the Company. In addition, through June 21, 2016, Mr. Evans will be prohibited from directly or indirectly competing with the Company.

Compensation Mix

The Compensation Committee carefully determines the mix of compensation, both among short- and long-term compensation and cash and non-cash compensation, to determine compensation structures that we believe are appropriate for each of our named executive officers. In making compensation decisions, the Compensation Committee evaluates how its compensation structures create incentives that affect risk taking and whether such compensation structures properly align the interests of each of our named executive officers with our long-term interests and the interests of our stockholders. We use short-term compensation (base salaries and annual cash bonuses) and long-term compensation (options and restricted stock awards) to encourage long-term growth in stockholder value and further our additional objectives discussed above. See “—Overview of Compensation Methodology” above. The mix of cash and non-cash compensation may sometimes be adjusted to reflect an individual’s need for current cash compensation. In the past, base salary typically has constituted a minority position of the total compensation of our named executive officers. We set some salary to provide adequate compensation to support a reasonable standard of living, so that our named executive officers are prepared to have “at risk” compensation awarded under our 2003 Stock Incentive Plan and 2007 Equity Incentive Plan. The summary compensation table below illustrates the long and short-term and cash and non-cash components of compensation.

Stock Ownership Guidelines; Anti-Hedging Policy

Our Board has adopted stock ownership guidelines for members of our senior management team and our directors. Under these guidelines, senior executive officers and directors would be expected to hold an ownership stake in our equity that would be a specified multiple of each person’s respective annual base salary or cash compensation as follows:

Title/Position	Multiple of Annual Base Salary/Cash Compensation
Chief Executive Officer	Three times annual salary
Chief Financial Officer	Two times annual salary
Other Named Executive Officers and Non-Employee Directors	One and one-half times annual salary / cash retainer

Each individual is allowed three years to become compliant with any approved guidelines, and all individuals are currently compliant with the above-referenced guidelines. Our policy is designed to align our senior executive officers’ and directors’ ownership stakes in the Company with the interests of our stockholders.

We have a policy which requires that our directors and executive officers do not participate in hedging transactions such as short-swing trading, short selling or entering into any derivative securities related to their ownership of our common stock.

Accounting and Tax Considerations

The Compensation Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code, which provides that we may not deduct certain compensation of more than $1 million that is paid to certain individuals. No assurance can be provided that any portion of our executive compensation is deductible in accordance with Section 162(m) of the Internal Revenue Code. The Compensation Committee also reviews and considers the potential expense of each element of executive compensation under accounting principles generally accepted in the United States and their impact on earnings per share.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management, and based on such review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in our this proxy statement.

The Compensation Committee

Timothy A. Samples, Chairman

Edward M. Greenberg

Lauren F. Wright

Summary Compensation Table

The following Summary Compensation Table sets forth the information concerning the 2015, 2014 and 2013 compensation of our CEO, CFO and other named executive officers.

Name and Principal Position	Year	Salary(1) ($)	Bonus(2) ($)	Stock Awards(3) ($)	Option Awards(4) ($)	Non-Equity Incentive Plan Compensation ($)	Changes in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation (5)(6)(7)(8) ($)	Total ($)
Matthew Carter Jr.
President and Chief Executive Officer	2015	$259,615	$210,411	$1,188,805	$312,500	$—	$—	$83,774	$2,055,105

Kurt J. Abkemeier
Chief Financial Officer and Executive Vice President	2015	$330,000	$167,904	$610,682	$75,000	$—	$—	$56,732	$1,240,318
	2014	$320,000	$198,272	$633,600	$—	$—	$—	$55,591	$1,207,463

John T. Bullock
Chief Technology Officer and Executive Vice President of Network Operations	2015	$257,500	$95,348	$301,643	$38,750	$—	$—	$8,415	$701,656

John M. Schoder
Chief Marketing Officer and Executive Vice President	2015	$267,500	$114,480	$880,606	$50,000	$—	$—	$27,036	$1,339,622

Brett A. Scorza
Chief Information Officer and Executive Vice President of Information of Technology and Product Development	2015	$257,500	$95,348	$301,643	$38,750	$—	$—	$5,176	$698,417

G. Edward Evans
Former Chief Executive Officer	2015	$425,700	$—	$259,474	$—	$—	$—	$260,478	$945,652
	2014	$514,800	$478,455	$—	$—	$—	$—	$72,566	$1,065,821
	2013	$495,000	$371,200	$111,400	$456,671	$—	$—	$74,178	$1,508,449

(1)	Represents the dollar value of the base salary earned during 2015, 2014 and 2013, respectively.
(2)	Represents the dollar value of the bonus earned during 2015, 2014 and 2013, respectively.
(3)

Represents the grant date fair value of restricted stock and PSUs, computed in accordance with ASC Topic 718 (formerly FAS 123R). The grant date fair value is generally the amount that we would expense in our financial statements over the award’s service period, but does not include a reduction for forfeitures. See Notes 2 and 12 to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2015 for a discussion of the relevant assumptions used in calculating these values. For 2015, grant date fair value of restricted stock awards were as follows: Mr. Carter—$312,500; Mr. Abkemeier—$198,448; Mr. Bullock—$88,727; Mr. Schoder—$605,855; Mr. Scorza—88,727; and Mr. Evans—259,474. For the 2015 PSUs, the value of the awards at the grant date assuming that the highest level of performance conditions will be achieved, would be as follows: Mr. Carter—$876,305; Mr. Abkemeier—$412,234; Mr. Bullock —$212,916; Mr. Schoder—$274,751; and Mr. Scorza—$212,916.

(4)

Represents the grant date fair value of stock options, computed in accordance with ASC Topic 718 (formerly FAS 123R). The grant date fair value is generally the amount that we would expense in our financial statements over the award’s service period, but does not include a reduction for forfeitures. See Notes 2 and 12 to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2015 for a discussion of the relevant assumptions used in calculating these values.

(5)

Amounts reported in “All Other Compensation” include the Company’s contributions to our 401(k) plan. Under our 401(k) plan, we are permitted to make profit sharing contributions to each eligible participant. Pre-tax contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives, which do not include Inteliquent stock, according to the participants’ directions. All employee contributions are 100% vested.

(6)

Pursuant to his employment agreement, Mr. Carter’s other compensation also includes $79,579 in 2015, for relocation related expenses including housing in Chicago and flights between Chicago, Illinois and San Diego, California. Pursuant to his employment agreement, Mr. Abkemeier’s other compensation also includes $49,800 and $47,291 in 2015 and 2014, respectively, for relocation related expenses including housing in Chicago and flights between Chicago, Illinois and Atlanta, Georgia. Pursuant to his employment agreement, Mr. Evans’

other compensation also includes $18,304, $64,151 and $65,763 in 2015, 2014 and 2013, respectively, for a furnished corporate apartment near our principal offices and flights between Chicago, Illinois and Oklahoma City, Oklahoma. Pursuant to his employment agreement, Mr. Schoder’s other compensation also includes $21,869 in 2015, for flights between Chicago, Illinois and Denver, Colorado and other commuting related expenses.

(7)

In accordance with Item 402(c)(2)(ix) of Regulation S-K and the adopting release thereto (Release 33-8732A), the dividends received on shares of unvested restricted stock by virtue of the dividend rights contained in the restricted stock award agreements and in connection with the June 28, 2013 payment of a $1.25 special cash dividend, the June 10, 2013, September 27, 2013 and December 30, 2013 payments of $0.0625 regular quarterly dividends and the October 30, 2012 payment of a $3.00 special cash dividend are not reflected in this column. As required by relevant tax law, dividends received on shares of unvested restricted stock are treated as ordinary income for income tax purposes and for employees, including our named executive officers, are subject to withholding like other ordinary income. Pursuant to the 2014 cash dividends, dividends received on shares of unvested restricted stock attributable to each named executive officer were: Mr. Abkemeier, $27,000 and Mr. Evans, $26,361. Pursuant to the 2013 cash dividends, Mr. Evans received $176,791 of dividends on shares of unvested restricted stock.

(8)	Includes $237,600 of cash severance payments made to Mr. Evans. For additional detail, see “Compensation Discussion and Analysis—Employment Agreements—G. Edward Evans.”

Grants of Plan-Based Awards

The following table provides information regarding estimated possible payouts for grants of plan-based awards granted under our 2007 Equity Incentive Plan during 2015.

Name	Grant Date	Estimated future payouts under equity incentive plan awards(1)				All Other Stock Awards: Number of Shares of Stock	Number of Securities Underlying All Other Option Awards: Options	Exercise or Base Price Option Awards ($)	Grant Date Fair Value of Stock and Option Awards ($)(7)
		Threshold #	Target #		Maximum #
Matthew Carter Jr.	6/22/2015	16,874	33,748	(2)	67,496				876,305
	6/22/2015					16,784			312,500
	6/22/2015						46,467	18.52	312,500
Kurt J. Abkemeier	2/23/2015					5,411			96,099
	3/3/2015					1,804			27,349
	3/13/2015	9,684	19,368	(3)	38,736				412,234
	3/13/2015					4,842			75,000
	3/13/2015						13,847	15.49	75,000
John T. Bullock	2/23/2015					2,814			49,977
	3/13/2015	5,003	10,006	(4)	20,012				212,916
	3/13/2015					2,502			38,750
	3/13/2015						7,154	15.49	38,750
John M. Schoder	1/30/2015					30,000			504,600
	2/23/2015					2,886			51,255
	3/13/2015	6,456	12,912	(5)	25,824				274,751
	3/13/2015					3,228			50,000
	3/13/2015						9,231	15.49	50,000
Brett A. Scorza	2/23/2015					2,814			49,977
	3/13/2015	5,003	10,006	(6)	20,012				212,916
	3/13/2015					2,502			38,750
	3/13/2015						7,154	15.49	38,750
G. Edward Evans	2/23/2015	—	—		—	14,610	—	—	259,474

(1)

Amounts reported in these columns represent the possible threshold, target and maximum payouts for PSUs awarded during 2015 under the 2007 Equity Incentive Plan. The number of shares that will be delivered is based on the Company’s TSR weighted (i) two-thirds against the total stockholder return of all companies in the S&P 500 Index and (ii) one-third against the total stockholder return of all companies in the S&P Small

Cap 600 Telecommunications Services Index (together, the “TSR Metric”). The maximum number of shares subject to PSUs that may vest and settle is equal to 200% of target and the threshold number of shares subject to PSUs that may vest and settle is equal to 50% of target. PSUs granted in 2015 are measured over 18-month, two- and three-year performance periods.

(2)	Target PSUs for Mr. Carter of 33,748 are made up of grants for 2015, 2016 and 2017 in the amounts of 5,625, 11,249 and 16,874, respectively.
(3)	Target PSUs for Mr. Abkemeier of 19,368 are made up of grants for 2015, 2016 and 2017 in the amounts of 3,228, 6,456 and 9,684, respectively.
(4)	Target PSUs for Mr. Bullock of 10,006 are made up of grants for 2015, 2016 and 2017 in the amounts of 1,775, 3,228 and 5,003, respectively.
(5)	Target PSUs for Mr. Schoder of 12,912 are made up of grants for 2015, 2016 and 2017 in the amounts of 2,260, 4,196 and 6,456, respectively.
(6)	Target PSUs for Mr. Scorza of 10,006 are made up of grants for 2015, 2016 and 2017 in the amounts of 1,775, 3,228 and 5,003, respectively.
(7)

Represents the grant date fair value, computed in accordance with ASC Topic 718 (formerly FAS 123R). The grant date fair value is generally the amount that we would expense in our financial statements over the award’s service period, but does not include a reduction for forfeitures. See Notes 2 and 12 to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2015 for a discussion of the relevant assumptions used in calculating these values. For purposes of the non-vested shares, fair value is calculated using the closing price of our stock the day of the grant date of $16.82, $17.76, $15.16, $15.49 and $18.52 for the January 1, February 23, March 3, March 13 and June 22 grants, respectively. For PSUs, the fair value is calculated assuming probable performance (or, target level) is achieved. The PSUs value, assuming the achievement of the target level of performance conditions under the plan, is as follows: Mr. Carter—$876,305; Mr. Abkemeier—$412,234; Mr. Bullock—$212,916; Mr. Schoder—$274,751; and Mr. Scorza—$212,916. For additional information relating to the assumptions made by us in valuing these awards for 2015, refer to note 12 of our financial statements in our Form 10-K for the year ended December 31, 2015, as filed with the SEC.

Outstanding Equity Awards at Year End

The following table summarizes equity awards granted to our named executive officers that were outstanding at December 31, 2015 and, accordingly, reflects such adjustments.

	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (#)			Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Name	Exercisable	Unexercisable(1)
Matthew Carter Jr.	—	46,467		18.52	6/22/2025	—
	—	—		—	—	16,874	(11)	$299,851	—		—
	—	—		—	—	—		—	11,250	(13)	199,913
	—	—		—	—	—		—	22,498	(15)	399,789
	—	—		—	—	—		—	33,748	(17)	599,702
Kurt J. Abkemeier	—	13,847		15.49	3/13/2025	—		—
	—	—		—	—	45,000	(5)	$799,650	—		—
	—	—		—	—	4,842	(10)	$86,042	—		—
	—	—		—	—	—		—	6,456	(12)	114,723
	—	—		—	—	—		—	12,912	(14)	229,446
	—	—		—	—	—		—	19,368	(16)	344,169
John T. Bullock	35,000	—		21.81	8/26/2019	—		—
	8,696	17,392	(a)	2.67	3/15/2023	—		—
	1,641	4,925	(b)	13.86	3/17/2024	—		—
	—	7,154		15.49	3/13/2025	—		—
	—	—		—	—	2,059	(2)	$36,588	—		—
	—	—		—	—	2,941	(3)	$52,262	—		—
	—	—		—	—	2,463	(6)	$43,768	—		—
	—	—		—	—	20,877	(7)	$370,984	—		—
	—	—		—	—	2,502	(10)	$44,461	—		—
	—	—		—	—	—		—	3,550	(12)	63,084
	—	—		—	—	—		—	6,456	(14)	114,723
	—	—		—	—	—		—	10,006	(16)	177,807
John M. Schoder	—	9,231		15.49	3/13/2025	—
	—	—		—	—	5,000	(4)	$88,850	—		—
	—	—		—	—	7,500	(8)	$133,275	—		—
	—	—		—	—	30,000	(9)	$533,100	—		—
	—	—		—	—	3,228	(10)	$57,362	—		—
	—	—		—	—	—		—	4,520	(12)	80,320
	—	—		—	—	—		—	8,392	(14)	149,126
	—	—		—	—	—		—	12,912	(16)	229,446
Brett A. Scorza	6,658	—		13.65	4/22/2018	—
	35,000	—		21.81	8/26/2019	—
	8,696	17,392	(a)	2.67	3/15/2023	—
	1,641	4,925	(b)	13.86	3/17/2024	—
	—	7,154		15.49	3/13/2025	—
	—	—		—	—	2,059	(2)	$36,588	—		—
	—	—		—	—	2,941	(3)	$52,262	—		—
	—	—		—	—	2,463	(6)	$43,768	—		—
	—	—		—	—	20.877	(7)	$370,984	—		—
	—	—		—	—	2,502	(10)	$44,461	—		—
	—	—		—	—	—		—	3,550	(12)	63,084
	—	—		—	—	—		—	6,456	(14)	114,723
	—	—		—	—	—		—	10,006	(16)	177,807

(1)

Represents, on an award-by-award basis, the number of shares of common stock underlying unexercised options held by our named executive officers that were outstanding as of December 31, 2015. The vesting schedules of the outstanding unvested option awards are listed below:

(a)

Represents the outstanding unvested portion of the original options granted on March 15, 2013 as of December 31, 2015. One-quarter of the options granted on March 15, 2013 vested on each of the first and second anniversary dates of the option grant with the remaining two-quarters of the options vesting on an annual basis over the subsequent two years.

(b)

Represents the outstanding unvested portion of the original options granted on March 17, 2014 as of December 31, 2015. One-quarter of the options granted on March 17, 2014 vested on the first anniversary date of the option grant with the remaining three-quarters of the options vesting on an annual basis over the subsequent three years.

(2)

Represents the outstanding unvested portion of the original shares of restricted stock granted on March 15, 2013 as of December 31, 2015. One-quarter of the shares of restricted stock granted on March 15, 2013 vested on the first and second anniversary dates of the award with the remaining two-quarters of the shares vesting on an annual basis over the subsequent two years.

(3)

Represents the outstanding unvested portion of the original shares of restricted stock granted on September 19, 2013 as of December 31, 2015. One-quarter of the shares of restricted stock granted on September 19, 2013 vested on the first and second anniversary dates of the award with the remaining two-quarters of the shares vesting on an annual basis over the subsequent two years.

(4)

Represents the outstanding unvested portion of the original shares of restricted stock granted on November 25, 2013 as of December 31, 2015. One-quarter of the shares of restricted stock granted on November 25, 2013 vested on the first and second anniversary dates of the award with the remaining two-quarters of the shares vesting on an annual basis over the subsequent two years.

(5)

Represents the outstanding unvested portion of the original shares of restricted stock granted on January 20, 2014 as of December 31, 2015. One-quarter of the shares of restricted stock granted on January 20, 2014 vested on the first anniversary date of the award with the remaining three-quarters of the shares vesting on an annual basis over the subsequent three years.

(6)

Represents the outstanding unvested portion of the original shares of restricted stock granted on March 17, 2014 as of December 31, 2015. One-quarter of the shares of restricted stock granted on March 17, 2014 vested on the first anniversary date of the award with the remaining three-quarters of the shares vesting on an annual basis over the subsequent three years.

(7)

Represents the outstanding unvested portion of the original shares of restricted stock granted on May 20, 2014 as of December 31, 2015. All shares of restricted stock granted on May 20, 2014 vest on May 20, 2017.

(8)

Represents the outstanding unvested portion of the original shares of restricted stock granted on November 24, 2014 as of December 31, 2015. One-quarter of the shares of restricted stock granted on November 24, 2014 vested on the first anniversary date of the award with the remaining three-quarters of the shares vesting on an annual basis over the subsequent three years.

(9)

Represents the outstanding unvested portion of the original shares of restricted stock granted on January 30, 2015 as of December 31, 2015. One-quarter of the shares of restricted stock granted on January 30, 2015 will vest on the first anniversary date of the award with the remaining three-quarters of the shares vesting on an annual basis over the subsequent three years.

(10)

Represents the outstanding unvested portion of the original shares of restricted stock granted on March 13, 2015 as of December 31, 2015. One-quarter of the shares of restricted stock granted on March 13, 2015 will vest on the first anniversary date of the award with the remaining three-quarters of the shares vesting on an annual basis over the subsequent three years.

(11)

Represents the outstanding unvested portion of the original shares of restricted stock granted on June 22, 2015 as of December 31, 2015. One-quarter of the shares of restricted stock granted on June 22, 2015 will vest on the first anniversary date of the award with the remaining three-quarters of the shares vesting on an annual basis over the subsequent three years.

(12)

Represents the number of shares of common stock, at maximum performance, issuable pursuant to PSUs granted on March 13, 2015 that vested on December 31, 2015. For actual payout amount see “Compensation Discussion and Analysis—Overview of Compensation Methodology—2015 Total Stockholder Return Performance-Based Awards.”

(13)

Represents the number of shares of common stock, at maximum performance, issuable pursuant to PSUs granted on June 22, 2015 that vested on December 31, 2015. For actual payout amount see ?Compensation Discussion and Analysis—Overview of Compensation Methodology—2015 Total Stockholder Return Performance-Based Awards.”

(14)	Represents the number of shares of common stock, at maximum performance, subject to PSUs granted on March 13, 2015 that will vest on December 31, 2016.
(15)	Represents the number of shares of common stock, at maximum performance, subject to PSUs granted on June 22, 2015 that will vest on December 31, 2016.
(16)	Represents the number of shares of common stock, at maximum performance, subject to PSUs granted on March 13, 2015 that will vest on December 31, 2017.
(17)	Represents the number of shares of common stock, at maximum performance, subject to PSUs granted on June 22, 2015 that will vest on December 31, 2017.

Option Exercises and Stock Vested

With respect to our named executive officers, the following table provides information concerning options that were exercised and restricted stock awards that vested during 2015.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized Upon Exercise ($)	Number of Shares Acquired Upon Vesting (#)	Value Realized Upon Vesting ($)
Matthew Carter Jr.	—	$—	—	$—
Kurt J. Abkemeier	—	$—	22,215	$395,698
John T. Bullock	—	$—	6,135	$110,628
John M. Schoder	—	$—	7,886	$147,105
Brett A. Scorza	—	$—	6,135	$110,628
G. Edward Evans	198,585	$3,117,112	47,662	$820,778

Potential Payments upon Termination or Change in Control

This table shows the potential compensation due to named executive officers upon a change in control or termination of employment—related or unrelated to a change in control—by us without cause or by the executive with good reason, due to the executive’s death or disability, and by us with cause or by the executive without good reason. The amounts shown assume that a change in control or termination of employment was effective December 31, 2015. The amounts shown are only estimates of the amounts that would be due to the executives upon a change in control or termination of employment and do not reflect tax positions we may take or the accounting treatment of such payments. Actual amounts due can only be determined at the time of a change in control or separation. Although the calculations are intended to provide reasonable estimates of the potential benefits, they are based on numerous assumptions and do not represent the actual amount an executive would receive if an eligible change in control or termination event were to occur.

Name of Executive Officer(1)	Termination without Cause(2) or resignation with Good Reason(3) or Any Reason After Receiving a Notice of Non-Renewal Outside of a Change of Control(4)	Termination with Cause(2) or resignation without Good Reason(3) Outside of a Change of Control(5)	Disability(6)(7)	Death(7)	Change of Control(8)	Termination without Cause(2) or resignation with Good Reason(3) or Any Reason After Receiving a Notice of Non-Renewal following Change of Control(8)(9)(10)
Matthew Carter Jr.
Estimated Value of Cash Payment	$519,230	$19,230	$19,230	$19,230	N/A	$1,019,230
Estimated Value of Equity Awards	$174,910	N/A	$499,749	$499,749	$349,823	$699,646
Total	$694,141	$19,230	$518,979	$518,979	$349,823	$1,718,877

Kurt J. Abkemeier
Estimated Value of Cash Payment	$342,692	$12,692	$12,692	$12,692	N/A	$672,692
Estimated Value of Equity Awards	$353,315	N/A	$1,031,987	$1,031,987	$573,355	$1,146,710
Total	$696,007	$12,692	$1,044,679	$1,044,679	$573,355	$1,819,402

John T. Bullock
Estimated Value of Cash Payment	$280,385	$10,385	$10,385	$10,385	N/A	$550,385
Estimated Value of Equity Awards	$214,468	N/A	$904,542	$904,542	$481,429	$962,857
Total	$494,853	$10,385	$914,927	$914,927	$481,429	$1,513,242

John M. Schoder
Estimated Value of Cash Payment	$280,385	$10,385	$10,385	$10,385	N/A	$550,385
Estimated Value of Equity Awards	$190,159	N/A	$909,156	$909,156	$492,339	$984,678
Total	$470,543	$10,385	$919,541	$919,541	$492,339	$1,535,063

Brett A. Scorza
Estimated Value of Cash Payment	$280,385	$10,385	$10,385	$10,385	N/A	$550,385
Estimated Value of Equity Awards	$214,468	N/A	$904,542	$904,542	$481,429	$962,857
Total	$494,853	$10,385	$914,927	$914,927	$481,429	$1,513,242

G. Edward Evans(11)
Estimated Value of Cash Payment	N/A	N/A	N/A	N/A	N/A	N/A
Estimated Value of Equity Awards	N/A	N/A	N/A	N/A	N/A	N/A
Total	N/A	N/A	N/A	N/A	N/A	N/A

(1)

The amounts described in this table represent compensation provided under the executive’s employment agreement, the 2003 Stock Incentive Plan and the 2007 Equity Incentive Plan. The table excludes certain amounts due pursuant to plans that are available generally to all salaried employees.

(2)

“Cause” for purposes of the 2003 Stock Incentive Plan has the meaning given in any employment agreement with the optionee (or holder of restricted stock or other rights), if applicable, or if there is no such agreement, as determined by the Compensation Committee, which may determine that “cause” includes among other matters the willful failure or refusal of the optionee (or holder of restricted stock or other rights) to perform and carry out his or her assigned duties and responsibilities diligently and in a manner satisfactory to the Compensation Committee.

“Cause” for purposes of the 2007 Equity Incentive Plan means the occurrence of one or more of the following events:

(i) Conviction of a felony or any crime or offense lesser than a felony involving the property of the Company or a Subsidiary;

(ii) Conduct that has caused demonstrable and serious injury to the Company or a Subsidiary, monetary or otherwise;

(iii) Willful refusal to perform or substantial disregard of duties properly assigned, as determined by the Company or a Subsidiary, as the case may be; or

(iv) Breach of duty of loyalty to the Company or a Subsidiary or any act of fraud or dishonesty with respect to the Company or a Subsidiary.

“Cause” for purposes of the named executive officers’ employment agreements means any of the following:

(i) Executive’s willful misconduct in the performance of his duties for the Company, or Executive’s willful failure to abide by or comply with any legal policy or directive of the Board;

(ii) conviction of or plea of guilty or any other plea other than “not guilty” to a felony, or any crime involving dishonesty or moral turpitude;

(iii) the violation by Executive of any material provision of this Agreement which either is not cured within ten (10) days after written notice is given to Executive by the Company or constitutes a habitual breach; or

(iv) Executive’s dishonesty, misappropriation or fraud with regard to the business or affairs of the Company or its affiliates.

(3)	“Good Reason” for purposes of the named executive officers’ employment agreements means, without Executive’s written consent:

(i) a material adverse change in Executive’s title or the duties assigned to Executive; or

(ii) any material failure by the Company to comply with its obligations under this Agreement,

but in each such case only if Executive has provided notice to the Company of the existence of the condition described in clause (i) or (ii) of this definition within ninety (90) days following the initial existence of the condition, and the Company has not remedied such condition within thirty (30) days after receiving such notice.

(4)	Estimated Value of Cash Payment represents cash payments of any unpaid base salary through the date of termination and any accrued vacation pay and severance pay equal to 12 months’ base salary.

Estimated Value of Equity Awards represents the difference between the exercise price and the value of our common stock on December 31, 2015 with respect to any unvested stock options, the value of our common stock on December 31, 2015 with respect to unvested restricted stock, as the case may be, held by the executive as of December 31, 2015, and the value of our common stock on December 31, 2015 with respect to performance stock units, assuming the performance stock units were settled in common stock at 100% of the target level.

(5)	Estimated Value of Cash Payment represents cash payments of any unpaid base salary through the date of termination and any accrued vacation pay and any unreimbursed business expenses.

Estimated Value of Equity Awards are not subject to acceleration upon a termination with Cause or resignation without Good Reason.

(6)

“Disability” for purposes of the 2003 Stock Incentive Plan has the meaning assigned in Section 22(e)(3) of the Internal Revenue Code: “[a]n individual is permanently and totally disabled if he is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months. An individual shall not be considered to be permanently and totally disabled unless he furnishes proof of the existence thereof in such form and manner, and at such times, as the Secretary may require.”

“Disability” for purposes of the 2007 Equity Incentive Plan means a disability that would entitle an eligible participant to payment of monthly disability payments under any Company disability plan or as otherwise determined by the Committee.

“Disability” for purposes of the named executive officers’ employment agreements means Executive is prevented by illness, accident, disability or any other physical or mental condition (to be determined by means of a written opinion of a competent medical doctor chosen by mutual agreement of the Company and Executive or Executive’s personal representative(s)) from substantially performing Executive’s duties and responsibilities hereunder for one (1) or more periods totaling ninety (90) days in any twelve (12)-month period.

(7)	Estimated Value of Cash Payment represents cash payments of any unpaid base salary through the date of termination and any accrued vacation pay and any unreimbursed business expenses.

Estimated Value of Equity Awards represents the difference between the exercise price and the value of our common stock on December 31, 2015 with respect to any unvested stock options, and the value of our common stock on December 31, 2015 with respect to unvested restricted stock, as the case may be, held by the executive as of December 31, 2015.

(8)

“Change of control” for purposes of the 2003 Stock Incentive Plan is any transaction or series of related transactions whether by consolidation, merger, sale or issuance of equity securities, or sale or transfer of all or substantially all of our assets, or otherwise, that results in our equity holders immediately prior to such transaction or series of transactions owning less than 50% of the equity or voting power of the surviving entity, or controlling less than 50% of our assets, thereafter.

“Change in control” for purposes of the 2007 Equity Incentive Plan means the occurrence of one of the following events:

(i) if any “person” or “group” as those terms are used in Sections 13(d) and 14(d) of the Exchange Act or any successors thereto, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act or any successor thereto), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities;

(ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board and any new directors whose election by the Board or nomination for election by the Company’s stockholders was approved by at least two thirds of the directors then still in office who either were directors at the beginning of the period or whose election was previously so approved cease for any reason to constitute a majority thereof;

(iii) consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation (A) which would result in all or a portion of the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (B) by which the corporate existence of the Company is not affected and following which the Company’s chief executive officer and directors retain their positions with the Company (and constitute at least a majority of the Board); or

(iv) consummation of a plan of complete liquidation of the Company or a sale or disposition by the Company of all or substantially all the Company’s assets.

“Change of control” for purposes of the named executive officers’ employment agreements means any transaction or series of related transactions whether by consolidation, merger, sale or issuance of equity securities, or sale or transfer of all or substantially all of the Company’s assets, or otherwise, in which any one person, or more than one person acting as a group:

(i) acquires ownership of stock of the Company that, together with stock held by such person or group, constitutes more than 50 percent of the total fair market value or total voting power of the stock of the Company; or

(ii) acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than forty (40) percent of the total gross fair market value of all of the assets of the Company immediately before such acquisition or acquisitions (excluding any asset transferred to (A) stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to its stock, (B) an entity, fifty (50) percent or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (C) a person, or more than one person acting as a group, that owns, directly or indirectly, fifty (50) percent or more of the total value or voting power of all the outstanding stock of the Company, or (D) an entity, at least 50 percent of the total value or voting power of which is owned, directly or indirectly, by a person described in clause (ii)(C) of this definition).

This definition is intended to comply with the definitions of “change in ownership” of a corporation and “change in ownership of a substantial portion of the assets” of a corporation set forth in the Treasury Regulations issued under section 409A(a)(2)(A)(v) of the Internal Revenue Code and shall be interpreted in a manner consistent with such intention.

(9)

The amounts described in this column represent compensation due to a named executive officer assuming that he or she is either terminated without cause or resigns with good reason within twelve (12) months of a change in control.

Estimated Value of Cash Payment represents cash payments of any unpaid base salary through the date of termination, and any accrued vacation pay, and severance pay equal to twenty-four (24) months’ base salary.

Estimated Value of Equity Awards represents the difference between the exercise price and the value of our common stock on December 31, 2015 with respect to any unvested stock options, and the value of our common stock on December 31, 2015 with respect to unvested restricted stock, as the case may be, held by the executive that are subject to accelerated vesting upon termination without cause or resignation with good reason in connection with a change of control.

(10)

The amounts listed in this column represent estimates of total compensation due to our named executive officers at the time of a change of control and at termination without cause or resignation with good reason, or any reason after receiving a notice of non-renewal, following a change of control.

(11)	Mr. Evans ceased serving as our Chief Executive Officer on June 21, 2015.

Pension Benefits

None of our named executive officers participate in or have account balances in qualified or non-qualified defined benefit plans sponsored by us.

Non-Qualified Deferred Compensation

None of our named executive officers participate in or have account balances in non-qualified defined contribution plans or other deferred compensation plans sponsored by us. The Compensation Committee may elect to provide our officers and other employees with non-qualified defined contribution or deferred compensation benefits if the Compensation Committee determines that doing so is in our best interests. See “—Elements of Compensation—401(k) Plan” for a description of the 401(k) retirement plan which we maintain.

Non-Employee Director Compensation and Benefits

The following table summarizes our estimate of the compensation that our non-employee directors earned for services as members of our Board or any committee thereof during 2015, including amounts for meetings through December 31, 2015.

Name	Fees Earned or Paid in Cash ($)(1)		Stock Awards ($)(2)(3)(4)(5)	Option Awards ($)(3)(4)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings($)	All Other Compensation ($)	Total ($)
James P. Hynes	$85,000	(a)	$100,000	$—	$—	$—	$—	$185,000
Joseph A. Beatty	75,000	(b)	50,000	50,000	—	—	—	175,000
Edward M. Greenberg	65,000	(c)	100,000	—	—	—	—	165,000
Lawrence M. Ingeneri	60,000	(d)	100,000	—	—	—	—	160,000
Timothy A. Samples	65,000	(e)	100,000	—	—	—	—	165,000
Rian J. Wren	50,000	(f)	100,000	—	—	—	—	150,000
Lauren F. Wright	60,000	(g)	100,000	—	—	—	—	160,000

(1)	Reflects annual fees paid to our non-employee directors for their Board service during 2015.
(a)	Reflects fees of $50,000 and $35,000 in respect of Mr. Hynes’ Board service and in connection with his being Chairman of the Board, respectively.
(b)

Reflects fees of $50,000 and $25,000 in respect of Mr. Beatty’s Board service and in connection with his serving as (i) the Chair of the Audit Committee and (ii) as a member of the Nominating and Corporate Governance Committee, respectively.

(c)

Reflects fees of $50,000 and $15,000 in respect of Mr. Greenberg’s Board service and in connection with his serving as (i) the Chair of the Nominating and Corporate Governance Committee and (ii) as a member of the Compensation Committee, respectively.

(d)

Reflects fees of $50,000 and $10,000 in respect of Mr. Ingeneri’s Board service and in connection with his serving as (i) a member of the Audit Committee and (ii) as a member of the Nominating and Corporate Governance Committee, respectively.

(e)

Reflects fees of $50,000 and $15,000 in respect of Mr. Samples’ Board service and in connection with his serving as (i) the Chair of the Compensation Committee and (ii) as a member of the Audit Committee, respectively.

(f)	Reflects fees of $50,000 in respect of Mr. Wren’s Board service.
(g)

Reflects fees of $50,000 and $10,000 in respect of Ms. Wright’s Board service and in connection with her serving as (i) a member of the Audit Committee and (ii) as a member of the Compensation Committee, respectively.

(2)

Represents the grant date fair value of restricted stock awarded to each director in 2015, computed in accordance with ASC Topic 718 (formerly FAS 123R). The grant date fair value is generally the amount that we would expense in our financial statements over the award’s service period, but does not include a reduction for forfeitures. For an additional discussion of the assumptions used for purposes of determining stock-based compensation during 2015, see Notes 2 and 12 to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2015.

(3)

Represents the grant date fair value of options awarded to the director in 2015, computed in accordance with ASC Topic 718 (formerly FAS 123R). The grant date fair value is generally the amount that we would expense in our financial statements over the award’s service period, but does not include a reduction for forfeitures. For an additional discussion of the assumptions used for purposes of determining stock-based compensation during 2015, see Notes 2 and 12 to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2015.

(4)

The aggregate number of shares subject to option awards (representing unexercised option awards—both exercisable and unexercisable) and unvested shares of restricted stock awards held by each non-employee director at December 31, 2015 is as follows:

	Number of Shares Subject to Option Awards (Exercisable and Unexercisable) Held as of December 31, 2015 (#)		Number of Shares Restricted Stock Awards (Unvested) Held as of December 31, 2015 (#)
James P. Hynes	—		5,482	(a)
Joseph A. Beatty	7,879	(a)	2,741	(a)
Edward M. Greenberg	—		5,482	(a)
Lawrence M. Ingeneri	—		5,482	(a)
Timothy A. Samples	—		5,482	(a)
Rian J. Wren	502,924		5,482	(a)

(a)	The option award and the restricted stock awards vest on May 19, 2016.
(5)

In accordance with Item 402(c)(2)(ix) of Regulation S-K and the adopting release thereto (Release 33-8732A), the dividends received on shares of unvested restricted stock by virtue of the dividend rights contained in the restricted stock award agreements and in connection with the March 12, 2015, June 8, 2015, September 7, 2015 and December 9, 2015 payments of $0.15 per share regular quarterly dividends are not reflected in this column. As required by relevant tax law, dividends received on shares of unvested restricted stock are treated as ordinary income for income tax purposes and for employees, including our named executive officers, are subject to withholding like other ordinary income. Pursuant to the 2015 cash dividends, dividends received on shares of unvested restricted stock attributable to each non-employee director were: Mr. Hynes, $3,511; Mr. Beatty, $2,277; Mr. Greenberg, $3,511; Mr. Ingeneri, $3,511; Mr. Samples, $3,511; Mr. Wren, $3,511 and Ms. Wright, $3,511.

Director compensation is reviewed annually by the Compensation Committee and, except as described above, paid quarterly in the form of either cash or stock consideration as determined by the Compensation Committee. For 2015, (i) annual director compensation (not including compensation for serving on any committee or as Chairman of our Board) is targeted to equal $150,000 in the form of cash and/or stock consideration to be paid on a quarterly basis, (ii) the Chairman of our Board receives an additional annual fee of $35,000 (iii) the Chairman of the Compensation Committee and the Nominating and Corporate Governance Committee will each receive an additional annual fee of $10,000 and the Chairman of the Audit Committee will receive an additional annual fee of $20,000 and (iv) each non-Chairman member of a committee will receive an additional annual fee of $5,000 for each committee on which such member serves. In addition, our directors received pro-rated payments based on the time they served as the chair of a committee or as a member of a committee, respectively.

In addition, directors are reimbursed for their business expenses related to their attendance at Board and committee meetings, including room, meals and transportation to and from Board and committee meetings (e.g., commercial flights, cars and parking).

Limitations on Liability and Indemnification Matters

As permitted by the Delaware General Corporation Law, we adopted provisions in our amended and restated certificate of incorporation that limit or eliminate the personal liability of our directors for a breach of their fiduciary duty of care as a director. The duty of care generally requires that, when acting on behalf of the corporation, directors exercise an informed business judgment based on all material information reasonably available to them. However, these provisions do not eliminate or limit the liability of any of our directors for:

•	any breach of the director’s duty of loyalty to us or our stockholders;

•	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	under Section 174 of the Delaware General Corporation Law, which related to unlawful payments or dividends or unlawful stock repurchases or redemptions; or

•	any transaction from which the director derived an improper personal benefit.

Any amendment to or repeal of these provisions will not eliminate or reduce the effect of these provisions in respect of any act or failure to act, or any cause of action, suit or claim that would accrue or arise prior to any amendment or repeal or adoption of an inconsistent provision. If the Delaware General Corporation Law is amended to provide for further limitations on the personal liability of directors of corporations, then the personal liability of our directors will be further limited to the greatest extent permitted by the Delaware General Corporation Law.

In addition, the certificate of incorporation provides that we must indemnify our directors, officers and certain other agents to the fullest extent permitted under Delaware law, and we must advance expenses, including attorneys’ fees, to our directors and officers in connection with legal proceedings, subject to very limited exceptions.

In addition to the indemnification provided for in our certificate of incorporation, we have and may in the future enter into separate indemnification agreements with each of our directors and named executive officers which are broader than the specific indemnification provisions contained in our certificate of incorporation. These indemnification obligations may require us, among other things, to indemnify our directors and executive officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of his service as one of our directors or executive officers, or any of our subsidiaries or any other company or enterprise to which the person provides services at our request. We believe that these provisions and agreements are necessary to attract and retain qualified individuals to serve as directors and executive officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Directors’ and Officers’ Insurance

We currently maintain a directors’ and officers’ liability insurance policy that provides our directors and officers with liability coverage relating to certain potential liabilities.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Statement of Policy Regarding Transactions with Related Persons

Prior to the completion of our initial public offering, our Board adopted a statement of policy relating to the Audit Committee’s review and approval of transactions with related persons that are required to be disclosed in proxy statements by SEC regulations, which we refer to as “related person transactions.” A “related person” is defined under the applicable SEC regulation and includes our directors, executive officers, and 5% or more beneficial owners of our common stock. The Audit Committee administers procedures adopted by our Board with respect to related person transactions and reviews all such transactions. At times, it may be advisable to initiate a transaction before the Audit Committee has evaluated it, or a transaction may begin before discovery of a related person’s participation. In such instances, management consults with the Chairman of the Audit Committee to determine the appropriate course of action, which may include the Audit Committee’s subsequent ratification of such transaction. Approval or ratification of a related person transaction requires the affirmative vote of the majority of disinterested directors on the Audit Committee. It is our policy that directors interested in a related person transaction will recuse themselves from any vote of a related person transaction in which they have an interest. In approving or ratifying any related person transaction, the Audit Committee shall consider all of the relevant facts and circumstances available, including (if applicable) but not limited to: the benefits to us; the impact on a director’s independence in the event the related person is a director, an immediate family member of a director or an entity in which a director is a partner, stockholder or executive officer; the availability of other sources for comparable products or services; the terms of the transaction; and the terms available to unrelated third parties or to employees generally. The Audit Committee periodically reports on its activities to the Board.

Rule 10b5-1 Trading Plans

Certain of our named executive officers and directors and other officers have adopted written plans, known as Rule 10b5-1 plans, in which they will contract with a broker to buy or sell shares of our common stock on a periodic basis. Under a Rule 10b5-1 plan, a broker executes trades pursuant to parameters established by the director or executive officer when entering into the plan, without further direction from such director or executive officer. Any director or executive officer party to such plan may amend or terminate it in some circumstances. Our directors and executive officers may also buy or sell additional shares outside of a Rule 10b5-1 plan when they are not in possession of material, nonpublic information.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The Audit Committee has appointed Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2016. Stockholders are being asked to ratify the appointment of Deloitte & Touche LLP at the annual meeting pursuant to Proposal No. 2.

The following table shows the fees paid or accrued by us for audit and other services provided by Deloitte & Touche LLP for years 2015 and 2014.

	2015	2014
Audit Fees(1) ($)	751,000	604,500
All Other Fees(2) ($)	3,000	3,000

Total ($)	754,000	607,500

(1)

Audit fees represent fees for professional services provided in connection with the audit of our financial statements and the review of our quarterly financial statements, including related services such as comfort letters, consents and assistance with and review of documents filed with the SEC.

(2)	All other fees represent a subscription fee for an on-line research service providing access to accounting literature.

The Audit Committee has adopted a policy of pre-approval of audit and permitted non-audit services by our independent registered public accounting firm. The Chairman of the Audit Committee has been delegated authority to pre-approve such services on behalf of the Audit Committee, provided that such pre-approved services are reported to the full Audit Committee at its next scheduled meeting.

All services performed by our independent registered public accounting firm were pre-approved by the Audit Committee in accordance with this policy.

REPORT OF THE AUDIT COMMITTEE

All of the members of the Audit Committee are independent under Nasdaq listing standards and the SEC rules. The Board adopted a written Audit Committee charter, which is available in the Investor Relations section of our website at www.inteliquent.com.

The Audit Committee oversees our financial reporting process on behalf of the Board. Management, however, has the primary responsibility to establish and maintain a system of internal controls over financial reporting, to plan and conduct audits and to prepare consolidated financial statements in accordance with generally accepted accounting principles. Deloitte & Touche LLP, our independent registered public accounting firm, is responsible for performing an independent audit of the Company’s consolidated financial statements in conformity with the auditing standards of the Public Company Accounting Oversight Board (United States) and issuing a report thereon. The Audit Committee is responsible for monitoring and reviewing these procedures. It is not the Audit Committee’s duty or responsibility to conduct auditing or accounting reviews or procedures. The members of the Audit Committee are not employees of Inteliquent, Inc. and are not necessarily accountants or auditors by profession or experts in the fields of accounting or auditing. Therefore, the Audit Committee has relied, without independent verification, on management’s representation that the Company’s consolidated financial statements have been prepared with integrity and objectivity and in conformity with generally accepted accounting principles and on the representations of Deloitte & Touche LLP included in its report on the Company’s consolidated financial statements.

In fulfilling its oversight responsibilities, the Audit Committee met and held discussions, together and separately, with management and Deloitte & Touche LLP. Management represented to the Audit Committee that the Company’s audited financial statements for the year ended December 31, 2015 were prepared in accordance with U.S. generally accepted accounting principles. The Audit Committee reviewed and discussed with management and Deloitte & Touche LLP the audited financial statements for 2015. In addition, the Audit Committee has evaluated its performance during 2015 and believes it has materially satisfied its responsibilities under its charter for the prior year.

The Audit Committee also discussed with Deloitte & Touche LLP the matters required to be discussed by Auditing Standard No. 16, “Communications with Audit Committees,” as adopted by the Public Company Accounting Oversight Board and Rule 2-07 of Regulation S-X, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. In addition, the Audit Committee has received from Deloitte & Touche LLP the written disclosures required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, as modified or supplemented, and has discussed with them their independence relating to Inteliquent, Inc. In accordance with provisions of the Sarbanes-Oxley Act of 2002, the Audit Committee pre-approved all audit and non-audit services performed by Deloitte & Touche LLP.

Based on the Audit Committee’s review and discussions of the matters referred to above, the Audit Committee recommended to the Board (and the Board has approved) that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 for filing with the SEC. The Audit Committee has also selected and appointed Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2016, subject to stockholder ratification.

The Audit Committee

of the Board of Directors

Joseph A. Beatty, Chairman

Laurence M. Ingeneri

Timothy A. Samples

Lauren F. Wright

OTHER MATTERS

Stockholder Proposals and Director Nominations

In order to be considered for inclusion in our Proxy Statement for our 2017 annual meeting, stockholder proposals must comply with Rule 14a-8(e) of the Exchange Act. Stockholder proposals submitted for consideration in the 2017 Proxy Statement must be submitted in writing to us at the Office of the Corporate Secretary, at the address below, and must be received by December 9, 2016.

In addition, our by-laws include advance notice provisions relating to stockholder nominations for directors or other business not submitted for inclusion in our Proxy Statement. The advance notice provisions provide that, among other things, stockholders provide us with timely written notice regarding such nominations or other business and otherwise satisfy the requirements set forth in our by-laws. To be timely, a stockholder who intends to present nominations for directors or a proposal at next year’s annual meeting other than pursuant to Rule 14a-8 must provide written notice of the nominations or the other business they wish to propose to us at the Office of the Corporate Secretary, at the address below, and must be received no earlier than January 19, 2017, and no later than February 8, 2017. For such proposals that are not timely filed, we retain discretion to vote proxies we receive.

Notice of a proposal must include:

(i)

a brief description of (A) the business desired to be brought before such meeting, (B) the reasons for conducting such business at the meeting, and (C) any material interest of the proposing stockholder or beneficial owner, if any, in such business, including a description of all agreements, arrangements and understanding between such stockholder or beneficial owner and any other person (including the name(s) of such other person(s)) in connection with or related to the proposal of such business by the stockholder;

(ii)	if the matter the stockholder giving the notice proposes to bring before such meeting involves an amendment to the by-laws, the specific wording of such proposed amendment; and

(iii)

as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made, (A) the name and record address of such stockholder and of such beneficial owner, (B) the class or series and number of shares of our capital stock which are, directly or indirectly, beneficially owned and owned of record by such stockholder and beneficial owner, (C) the class or series, if any, and number of options, warrants, convertible securities, stock appreciation rights or similar rights with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares or other securities of the Company or with a value derived in whole or in part from the value of any class or series of shares or other securities of the Company, whether or not such instrument or right shall be subject to settlement in the underlying class or series of shares or other securities of the Company (each, a “Derivative Security”), which are, directly or indirectly, beneficially owned by such stockholder and beneficial owner, (D) a description of any other direct or indirect opportunity to profit or share in any profit (including any performance–based fees) derived from any increase or decrease in the value of shares or other securities of the Company, (E) any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder or beneficial owner has a right to vote any shares or other securities of the Company, (F) any rights to dividends on the shares of the Company owned beneficially by such stockholder or such beneficial owner that are separated or separable from the underlying shares of the Company, (G) any proportionate interest in shares of the Company or Derivative Securities held, directly or indirectly, by a general or limited partnership in which such stockholder or beneficial owner is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, if any, (H) a description of all agreements, arrangements and understandings between such stockholder or beneficial owner and any other person(s) (including their name(s)) in connection with or related to the ownership or voting of our capital stock or Derivative

Securities, (H) (x) a statement as to whether either such stockholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of at least the percentage of the Company’s voting shares required under applicable law to approve the proposal and/or otherwise solicit proxies from stockholders in support of such proposal and (y) any other information relating to such stockholder or beneficial owner that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, and (I) a representation that the stockholder is a holder of record of shares of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business.

Notice of a nomination must include:

(i)

as to each person whom you propose to nominate for election as a director (A) all information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to the Exchange Act and the rules and regulations promulgated thereunder, (B) a description of all direct and indirect compensation and other material agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such stockholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and the person you propose to nominate for election as director and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including all information that would be required to be disclosed pursuant to Item 404 promulgated under Regulation S-K if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant, and (C) a completed and signed questionnaire, representation and agreement required by Section 11(d) of our by-laws; and

(ii)

as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made, (A) the name and record address of such stockholder and of such beneficial owner, (B) the class or series and number of shares of our capital stock which are, directly or indirectly, beneficially owned and owned of record by such stockholder and beneficial owner, (C) the class or series, if any, and number of options, warrants, convertible securities, stock appreciation rights or similar rights with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares or other securities of the Company or with a value derived in whole or in part from the value of any class or series of shares or other securities of the Company, whether or not such instrument or right shall be subject to settlement in the underlying class or series of shares or other securities of the Company (each, a “Derivative Security”), which are, directly or indirectly, beneficially owned by such stockholder and beneficial owner, (D) a description of any other direct or indirect opportunity to profit or share in any profit (including any performance–based fees) derived from any increase or decrease in the value of shares or other securities of the Company, (E) any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder or beneficial owner has a right to vote any shares or other securities of the Company, (F) any rights to dividends on the shares of the Company owned beneficially by such stockholder or such beneficial owner that are separated or separable from the underlying shares of the Company, (G) any proportionate interest in shares of the Company or Derivative Securities held, directly or indirectly, by a general or limited partnership in which such stockholder or beneficial owner is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, if any, (H) a description of all agreements, arrangements and understandings between such stockholder or beneficial owner and any other person(s) (including their name(s)) in connection with or related to the ownership or voting of our capital stock or Derivative Securities, (I) a statement as to whether either such stockholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of at least the percentage of the Company’s voting shares required under applicable law to elect such stockholder’s nominees and/or otherwise to solicit proxies from stockholders in support of such nomination, (J) any other information relating to such stockholder or beneficial owner that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, and (K) a representation that the stockholder is a holder of record of shares of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose the nomination.

Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected. Such notice must also comply with all other requirements of our by-laws.

You may contact our Corporate Secretary at our principal executive offices for a copy of the relevant by-law provisions regarding the requirements for making stockholder proposals and nominating director candidates.

Proponents must submit notices of proposals and nominations in writing to the following address:

Corporate Secretary

Inteliquent, Inc.

550 West Adams Street, Suite 900

Chicago, Illinois 60661

The Corporate Secretary will forward the notices of proposals and nominations to the Nominating and Corporate Governance Committee for consideration.

Cost of Solicitation

We pay the cost of the annual meeting and the cost of soliciting proxies. We do not expect to engage a third-party proxy solicitor in connection with the 2016 annual meeting of stockholders; however, if we do retain a proxy solicitor, it is expected that we would retain Georgeson Inc. and pay a fee between $7,500 and $20,000 plus expenses. In addition to soliciting proxies by mail, we have made arrangements with banks, brokers and other holders of record to send proxy materials to you, and we will reimburse them for their expenses in doing so.

APPENDIX A

CERTIFICATE OF AMENDMENT

TO THE

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

INTELIQUENT, INC.

*    *    *    *

Adopted in accordance with the provisions

of §242 of the General Corporation Law

of the State of Delaware

*    *    *    *

The undersigned, on behalf of Inteliquent, Inc., a corporation duly organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY as follows:

FIRST: That Section 2 of Article Six of the Certificate of Incorporation is hereby amended to read in its entirety as follows:

Section 2. Election and Term of Office. Each director shall hold office until a successor is duly elected and qualified or until his or her earlier death, resignation or removal. Except as provided in Section 3 of this Article Six, a nominee for director shall be elected to the Board of Directors at a duly called meeting of the stockholders at which a quorum is present if the votes of shares of capital stock of the Corporation present in person or represented by proxy at the meeting and entitled to vote in the election of directors cast “for” such nominee’s election exceed the votes of shares of capital stock of the Corporation present in person or represented by proxy at the meeting and entitled to vote in the election of directors cast “against” such nominee’s election (with “abstentions” and “broker non-votes” not counted as votes cast either “for” or “against” that nominee’s election); provided, however, that directors shall be elected by a plurality of the votes cast at any duly called meeting of the stockholders for which (i) the secretary of the Corporation receives a notice that a stockholder has nominated a person for election to the Board of Directors in compliance with the advance notice requirements for stockholder nominees for director set forth in the by-laws of the Corporation; and (ii) such nomination has not been withdrawn by such stockholder on or prior to the tenth (10th) day preceding the date the Corporation first mails its notice of meeting for such meeting to the stockholders. If directors are elected by a plurality of the votes cast, stockholders shall not be permitted to vote against a nominee. Directors need not be stockholders.

If an incumbent director is not elected by a majority of votes cast (unless, pursuant to the immediately preceding paragraph, the director election standard is a plurality), the incumbent director shall promptly tender his or her resignation to the Board of Directors for consideration. The Nominating and Corporate Governance Committee will make a recommendation to the Board of Directors on whether to accept or reject the director’s resignation, or whether other action should be taken. The Board of Directors will act on the Nominating and Corporate Governance Committee’s recommendation and publicly disclose its decision within ninety (90) days from the date of the certification of the election results. An incumbent director who tenders his or her resignation for consideration will not participate in the Nominating and Corporate Governance Committee’s or the Board of Directors’ recommendation or decision, or any deliberations related thereto.

If a director’s resignation is accepted by the Board of Directors pursuant to this Section 2, or if a nominee for director is not elected and the nominee is not an incumbent director, then the Board of Directors may fill the resulting vacancy pursuant to the provisions of Section 3 of this Article Six or may decrease the size of the Board of Directors pursuant to Section 1 of this Article Six. If a director’s resignation is not accepted by the Board of Directors pursuant to this Section 2, such director will continue to serve until such director’s successor has been duly elected and qualified or until his or her earlier death, resignation or removal as hereinafter provided.

SECOND: That Section 2 of Article Six of the Certificate of Incorporation is hereby amended to read in its entirety as follows:

Section 2. Election and Term of Office. Subject to the rights of the holders of any series of Preferred Stock then outstanding, any director may be removed from office at any time, at a meeting called for that purpose, but only by the affirmative vote of the holders of at least 66-2/3% of the voting power of all outstanding shares of Common Stock entitled to vote generally in the election of directors, voting together as a single class.

SECOND: That the terms and provisions of this Certificate of Amendment to the Amended and Restated Certificate of Incorporation were duly adopted by the Board of Directors and the stockholders of the Corporation in accordance with Section 242 of the General Corporation Law of the State of Delaware and Article Ten of the Amended and Restated Certificate of Incorporation.

*    *    *    *    *

IN WITNESS WHEREOF, the undersigned on behalf of the Corporation for the purpose of amending the Amended and Restated Certificate of Incorporation pursuant to the General Corporation Law of the State of Delaware, under penalties of perjury does hereby declare and certify that this is the act and deed of the Corporation and the facts stated herein are true, and accordingly has hereunto signed this Certificate of Amendment to the Amended and Restated Certificate of Incorporation this      day of                     , 2016.

Inteliquent, Inc., a Delaware corporation

By:

Name:

Title:

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	☒
KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:
		☐	☐	☐
1.	Election of Directors
Nominees
01 Rian J. Wren		02 James P. Hynes		03 Joseph A. Beatty 04 Lawrence M. Ingeneri 05 Timothy A. Samples
06 Edward M. Greenberg		07 Lauren F. Wright 08 Matthew Carter, Jr.
The Board of Directors recommends you vote FOR proposals 2, 3, 4 and 5.						For	Against	Abstain
2	To ratify the appointment of Deloitte & Touche LLP as Inteliquent’s independent registered public accounting firm.					☐	☐	☐
3	To approve, by advisory vote, named executive officer compensation.					☐	☐	☐
4	To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to implement a majority voting standard in uncontested elections of directors.					☐	☐	☐
5	To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to provide that the Company’s stockholders may remove any director from office with or without cause.					☐	☐	☐
NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.
Please indicate if you plan to attend this meeting		Yes ☐	No ☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/are available at www.proxyvote.com.

INTELIQUENT, INC. Annual Meeting of Stockholders May 19, 2016 8:00 AM This proxy is solicited by the Board of Directors

The undersigned stockholder(s) of Inteliquent, Inc. (“Inteliquent”) hereby appoints Matthew Carter, Jr. and Kurt J. Abkemeier, and each of them acting singly, as proxies of the undersigned, with full power of substitution in each of them to vote all shares of common stock of Inteliquent which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Inteliquent, to be held in Room 305 at IIT Chicago-Kent College of Law, which is located at 565 W. Adams Street, Chicago, Illinois 60661 on May 19, 2016 beginning at 8:00 a.m. local time, and any adjournments or postponements thereof, upon the matters set forth in the Notice of Annual Meeting dated April 8, 2016 and the related Proxy Statement, copies of which have been received by the undersigned, and in their discretion upon any business that may properly come before the meeting or any adjournment or postponement thereof. Attendance of the undersigned at the Annual Meeting or any adjournment or postponement thereof will not be deemed to revoke this proxy unless the undersigned shall affirmatively indicate the intention of the undersigned to vote the shares represented hereby in person prior to the exercise of this proxy.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL OF THE BOARD’S NOMINEES FOR DIRECTOR IN PROPOSAL 1 AND “FOR” PROPOSALS 2, 3, 4 AND 5. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED. IF THIS PROXY IS RETURNED AND NO DIRECTION IS GIVEN WITH RESPECT TO THE PROPOSALS, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD.

Continued and to be signed on reverse side